                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          DELPHI FINANCIAL GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     (5)  Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ______________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     (3)  Filing Party:

          ______________________________________________________________________

     (4)  Date Filed:

          ______________________________________________________________________

                             [DELPHI FINANCIAL LOGO]

April 10, 2007

Dear Stockholder,

It is a pleasure to invite you to Delphi Financial Group, Inc.'s 2007 Annual Meeting of Stockholders, to be held on May 8, 2007 at the University Club, One West 54th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. We hope that you will be able to attend and review the year with us.

Whether or not you plan to attend the meeting, please exercise your right to vote as an owner of Delphi Financial Group, Inc. We ask that you review the proxy materials and then mark your votes on the enclosed proxy card and return it in the envelope provided as soon as possible.

At the meeting the stockholders will be electing directors and voting on the adoption of an amendment to the 2003 Employee Long-Term Incentive and Share Award Plan, as described in the enclosed formal Notice of Annual Meeting of Stockholders and Proxy Statement. We will also report on the progress of Delphi Financial Group, Inc. and respond to questions posed by stockholders.

We look forward to seeing you at the Annual Meeting.

                                        Sincerely,


                                        /s/ ROBERT ROSENKRANZ
                                        ----------------------------------------
                                        Robert Rosenkranz
                                        Chairman of the Board

                          DELPHI FINANCIAL GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2007

To the Stockholders of Delphi Financial Group, Inc.:

Notice is hereby given that the 2007 Annual Meeting of Stockholders of Delphi Financial Group, Inc. will be held at the University Club, One West 54th Street, New York, New York on May 8, 2007, commencing at 10:00 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect twelve directors to serve for a term of one year, one of whom shall be elected by the holders of the Class A Common Stock, voting as a separate class.

     2. To consider and vote upon an amendment to increase the number of shares available under the 2003 Employee Long-Term Incentive and Share Award Plan as described herein.

     3. To transact such other business as properly comes before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 30, 2007 as the record date for stockholders entitled to notice of and to vote at the meeting or any adjournment of the meeting. The list of stockholders entitled to vote at the meeting shall be available at the offices of Delphi Capital Management, Inc., 590 Madison Avenue, New York, New York, for a period of ten days prior to the meeting date.

A copy of Delphi Financial Group, Inc.'s 2006 Annual Report, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, is being mailed to stockholders together with this notice.

Your attendance at this meeting is very much desired. However, whether or not you plan to attend the meeting, please sign the enclosed Proxy and return it in the enclosed envelope. If you attend the meeting, you may revoke the Proxy and vote in person.

                                        By Order of the Board of Directors,


                                        /s/ ROBERT ROSENKRANZ
                                        ----------------------------------------
                                        Robert Rosenkranz
                                        Chairman of the Board

                          DELPHI FINANCIAL GROUP, INC.
                      1105 NORTH MARKET STREET, SUITE 1230
                              WILMINGTON, DE 19899

                                 PROXY STATEMENT

This Proxy Statement is furnished for the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Proxies for the Annual Meeting of Stockholders of Delphi Financial Group, Inc., a Delaware corporation (the "Company"), scheduled to be held on May 8, 2007 at the University Club, One West 54th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. The submission of a signed Proxy will not affect the stockholder's right to attend the meeting and vote in person. Any person giving a Proxy may revoke it at any time before it is exercised by the delivery of a later dated signed Proxy or written revocation sent to the Investor Relations Department of the Company, 1105 North Market Street, Suite 1230, Wilmington, DE 19899 or by attending the Annual Meeting and voting in person.

Management of the Company is not aware of any matters other than those set forth herein that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote the shares represented by the effective Proxies and intend to vote them in accordance with their best judgment in the interests of the Company.

The Company's 2006 Annual Report, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, is being mailed together with this Proxy Statement to each stockholder of record as of the close of business on March 30, 2007.

                          MAILING AND VOTING OF PROXIES

This Proxy Statement and the enclosed Proxy were first mailed to stockholders on or about April 10, 2007. Properly executed Proxies, timely returned, will be voted and, where the person solicited specifies by means of a ballot a choice with respect to the election of the director nominees chosen by the Board, the shares will be voted as indicated by the stockholder. Each share of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), entitles the holder thereof to one vote and each share of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), entitles the holder thereof to a number of votes per share equal to the lesser of (i) the number of votes such that the aggregate of all outstanding shares of Class B Common Stock will be entitled to cast 49.9% of all of the votes represented by the aggregate of all outstanding shares of Class A Common Stock and Class B Common Stock or
(ii) 10 votes. Based on the shares of Common Stock outstanding as of March 30, 2007, the Class B Common Stock will have the number of votes described in clause
(i) of the preceding sentence. Proposals submitted to a vote of stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class, except that holders of Class A Common Stock will vote as a separate class to elect one director (the "Class A Director"). If the person solicited does not specify a choice with respect to the election of any nominee for director, the shares will be voted "for" such nominee. Proxies marked as abstaining (including Proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

As of March 30, 2007, Mr. Robert Rosenkranz, by means of beneficial ownership of the general partner of Rosenkranz & Company, L.P. and direct ownership, had the power to vote all of the outstanding shares of Class B Common Stock, which as of such date represented 49.9% of the voting power of the Common Stock. Mr. Rosenkranz has entered into an agreement with the Company not to vote or cause to be voted certain shares of Common Stock, if and to the extent that such shares would cause him and Rosenkranz & Company, L.P., collectively, to have more than 49.9% of the combined voting power of the Company's stockholders. Rosenkranz & Company, L.P. and Mr. Rosenkranz have informed the Company that they intend to vote in favor of the election of all director nominees chosen by the Board for which they are entitled to vote and in favor of the proposed amendment to the 2003 Employee Long-Term Incentive and Share Award Plan.

                             SOLICITATION OF PROXIES

The cost of soliciting Proxies will be borne by the Company. It is expected that the solicitation of Proxies will be primarily by mail. The Company has retained Morrow & Company, Inc. to assist with the solicitation for a fee of $5,000 plus reasonable out-of-pocket expenses. Proxies may also be solicited by officers and employees of the Company, at no additional cost to the Company, in person or by telephone, telegram or other means of communication. Upon written request, the Company will reimburse custodians, nominees and fiduciaries holding the Company's Common Stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their Proxies.

              STOCKHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

Holders of record of Common Stock at the close of business on March 30, 2007 will be eligible to vote at the meeting. The Company's stock transfer books will not be closed. As of the close of business on March 30, 2007, the Company had outstanding 43,716,852 shares of Class A Common Stock and 5,671,744 shares of Class B Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each of the Company's directors and executive officers, each person known by the Company to own beneficially more than five percent of the Common Stock and all directors and executive officers of the Company as a group as of March 30, 2007. This information assumes the exercise by each person (or all directors and officers as a group) of such person's stock options and the exercise by no other person (or group) of stock options. Unless otherwise indicated, each beneficial owner listed below is believed by the Company to own the indicated shares directly and have sole voting and dispositive power with respect thereto.

                                                                   Amount and
                                                                    Nature of      Percent
Name of Beneficial Owner                                            Ownership     of Class
------------------------                                           ----------     ---------
Class B Common Stock:
   Five or greater percent owner:
      Rosenkranz  & Company, L.P................................   5,582,247(1)      73.4%
   Directors, Nominees for Director and Executive Officers:
      Robert Rosenkranz.........................................   7,606,985(1)     100.0%
      Kevin R. Brine............................................          --           --
      Edward A. Fox.............................................          --           --
      Steven A. Hirsh...........................................          --           --
      Harold F. Ilg.............................................          --           --
      James M. Litvack..........................................          --           --
      James N. Meehan...........................................          --           --
      Philip R. O'Connor........................................          --           --
      Donald A. Sherman.........................................          --           --
      Robert M. Smith, Jr.......................................          --           --
      Robert F. Wright..........................................          --           --
   Directors, Nominees for Director and Officers as a group
      (14 persons)..............................................   7,606,985        100.0%
Class A Common Stock:
   Five or greater percent owners:
      EARNEST Partners, LLC.....................................   3,636,108(2)       8.3%
      Dimensional Fund Advisors, L.P............................   3,004,756(3)       6.9%
   Directors, Nominees for Director and Executive Officers:
      Robert Rosenkranz.........................................     121,172(1)         *
      Edward A. Fox.............................................     153,146(4)         *
      Thomas W. Burghart........................................     137,463(5)         *
      Lawrence E. Daurelle......................................     117,347(6)         *
      Robert M. Smith, Jr.......................................     114,154(7)         *
      Donald A. Sherman.........................................      73,306(8)         *
      Harold F. Ilg.............................................      72,435(9)         *
      Philip R. O'Connor........................................      38,870(10)        *
      James N. Meehan...........................................      30,911(11)        *
      Steven A. Hirsh...........................................      29,648(12)        *
      Kevin R. Brine............................................      20,205(9)         *
      Robert F. Wright..........................................      18,072(13)        *
      James M. Litvack..........................................       8,432(9)         *
   Directors, Nominees for Director and Officers as a group
      (14 persons)..............................................   1,064,639(14)      2.4%

*    Amount is less than 1% of Class.

(1) Mr. Rosenkranz, as the beneficial owner of the general partner of Rosenkranz & Company, L.P., has the power to vote the shares of Class B Common Stock held by Rosenkranz & Company, L.P. Accordingly, Mr. Rosenkranz may be deemed to be the beneficial owner of all of the shares of the Company held by Rosenkranz & Company, L.P. In addition, Mr. Rosenkranz has direct or beneficial ownership of 89,497 additional shares of Class B Common Stock and direct or beneficial ownership of 121,172 shares of Class A Common Stock. The remaining indicated shares of Class B Common Stock consist of 1,073,166 shares of Class B Common Stock which may be acquired pursuant to stock options within 60 days and 862,075 deferred shares of Class B Common Stock. The address of Rosenkranz & Company, L.P. and Mr. Rosenkranz is 590 Madison Avenue, New York, NY 10022.

(2) Based on a Schedule 13G, dated February 12, 2007, filed with the Securities and Exchange Commission, EARNEST Partners, LLC is deemed to have beneficial ownership of 3,636,108 shares of the Company's Class A Common Stock owned by clients of EARNEST Partners, LLC, of which EARNEST Partners, LLC is considered a beneficial owner since it shares the power to make investment decisions for those clients. No EARNEST Partners, LLC client's interest relates to more than five percent of the class. The address of EARNEST Partners, LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

(3) Based on a Schedule 13G, dated February 1, 2007, filed with the Securities and Exchange Commission, Dimensional Fund Advisors, L.P. (formerly Dimensional Fund Advisors, Inc.) is deemed to have beneficial ownership of 3,004,756 shares of the Company's Class A Common Stock owned by commingled group trusts and separate accounts that are managed by Dimensional Fund Advisors, L.P. All securities are owned by advisory clients of Dimensional Fund Advisors, L.P., no one of which, to the knowledge of Dimensional Fund Advisors, L.P., owns more than five percent of the class. Dimensional Fund Advisors, L.P. disclaims beneficial ownership of all such securities. The address of Dimensional Fund Advisors, L.P. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(4) Of the indicated shares of Class A Common Stock, 15,000 shares are presently owned by Mr. Fox. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Fox's address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(5) Of the indicated shares of Class A Common Stock, 2,463 shares are presently owned by Mr. Burghart. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Burghart's address is c/o Reliance Standard Life Insurance Company, Two Commerce Square, 2001 Market Street, Suite 1500, Philadelphia, PA 19103.

(6) Of the indicated shares of Class A Common Stock, 4,847 shares are presently owned by Mr. Daurelle. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Daurelle's address is c/o Reliance Standard Life Insurance Company, Two Commerce Square, 2001 Market Street, Suite 1500, Philadelphia, PA 19103.

(7) Of the indicated shares of Class A Common Stock, 2,938 shares are presently owned by Mr. Smith. Of the shares presently owned, Mr. Smith has sole voting and dispositive power with respect to 1,494 shares and shared voting and dispositive power with respect to 1,444 shares. The remaining shares indicated consist of 64,800 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days and 46,416 Class A Common Stock restricted share units. Mr. Smith's address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(8) Of the indicated shares of Class A Common Stock, 2,340 shares are presently owned by Mr. Sherman. The remaining shares indicated consist of 53,822 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days and 17,144 Class A Common Stock restricted share units. Mr. Sherman's address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(9) All of the indicated shares of Class A Common Stock may be acquired pursuant to stock options within 60 days. Mr. Ilg's address is c/o Safety National Casualty Corp., 2043 Woodland Parkway, Suite 200, St. Louis, MO 63146. Messrs. Brine's and Litvack's addresses are c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(10) Of the indicated shares of Class A Common Stock, 1,485 shares are presently owned by Mr. O'Connor. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. O'Connor's address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(11) Of the indicated shares of Class A Common Stock, 2,878 shares are presently owned by Mr. Meehan. The remaining shares indicated consist of 27,672 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days and 361 Class A Common Stock restricted shares which will vest within 60 days.

(12) Of the indicated shares of Class A Common Stock, 20,425 shares are presently owned by Mr. Hirsh; of such shares, Mr. Hirsh has sole voting and dispositive power with respect to 14,366 shares and shared voting and dispositive power with respect to 6,059 shares. Mr. Hirsh disclaims beneficial ownership as to such 6,059 shares. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Hirsh's address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(13) Of the indicated shares of Class A Common Stock, 6,666 shares are directly owned by Mr. Wright. In addition, each of Mr. Wright and a corporation wholly owned by Mr. Wright may be deemed to beneficially own 2,974 shares of such stock. The remaining shares indicated may be acquired pursuant to stock options within 60 days.

(14) Includes 787,231 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days and 91,505 Class A Common Stock restricted share units.

                              ELECTION OF DIRECTORS

The Board of Directors consists of twelve members. Each director is elected annually to serve until his successor has been elected and qualified, or he has resigned or been removed from office. All nominees for election are currently directors of the Company and have been previously elected by the stockholders.

The Company's Restated Certificate of Incorporation provides that the holders of Class A Common Stock are entitled to vote as a separate class to elect the Class A Director so long as the outstanding shares of Class A Common Stock represent at least 10% of the aggregate number of outstanding shares of the Company's Class A and Class B Common Stock. As of the date of this Proxy Statement, this condition continues to be satisfied. Mr. Philip R. O'Connor was elected by the holders of the Class A Common Stock in 2006 as the Class A Director and the Board of Directors has unanimously recommended Mr. O'Connor for election as the Class A Director.

It is intended that the shares of Common Stock represented by Proxies will be voted "for" the election of all such nominees unless a contrary direction is indicated on the Proxy. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason any nominee shall be unable to do so, Proxies that would otherwise have been voted "for" such nominee will instead be voted "for" a substitute nominee selected by the Board.

Nominees for Director

The following sets forth information as to each nominee for election at the 2007 Annual Meeting, including his age, positions with the Company, length of service as a director of the Company, other directorships currently held, if any, principal occupations and employment during the past five years and other business experience.

ROBERT ROSENKRANZ, 64, has served as the Chief Executive Officer of the Company since May 1987 and has served as Chairman of the Board of Directors of the Company since April 1989. He served as President of the Company from May 1987 to April 2006. He also serves as Chairman of the Board or as a Director of the Company's principal subsidiaries. Mr. Rosenkranz has served since October 1978 as either sole or managing general partner of Rosenkranz & Company, L.P. or as beneficial owner of its general partner. Mr. Rosenkranz founded Acorn Partners, L.P. in 1982 as a multi-manager, multi-strategy fund of hedge funds and, in 2004, founded Pergamon Advisors LLC, an investment adviser that, along with related entities, pursues a market neutral equity investment strategy.

DONALD A. SHERMAN, 56, has served as the President and Chief Operating Officer of the Company since April 2006 and has served as a Director of the Company since August 2002. Mr. Sherman served as Chairman and Chief Executive Officer of Waterfield Mortgage Company, Inc. ("Waterfield") since 1999 and as President of Waterfield from 1989 to 1999. Prior to his service at Waterfield, Mr. Sherman served as President of Hyponex Corporation and was previously a partner in the public accounting firm of Coopers and Lybrand. Mr. Sherman also serves as a Director of the Company's principal subsidiaries.

ROBERT M. SMITH, JR., 55, has served as Executive Vice President of the Company and Delphi Capital Management, Inc. ("DCM") since November 1999 and as a Director of the Company since January 1995. He has also served as the Chief Investment Officer of Reliance Standard Life Insurance Company ("RSLIC") and First Reliance Standard Life Insurance Company ("FRSLIC") since April 2001. From July 1994 to November 1999, he served as Vice President of the Company and DCM. Mr. Smith also serves as a Director of the Company's principal subsidiaries.

KEVIN R. BRINE, 56, has served as a Director of the Company since July 2004. He is Managing Director of Brine Management LLC and Trustee of SCB, Inc. Previously, he was a partner and board member of Sanford C. Bernstein & Co. Over his twenty-two year career at Sanford C. Bernstein & Co., Mr. Brine had senior management responsibilities for the firm's U.S. Private Client Business and Global Institutional Asset Management. He is also a trustee of a number of non-profit institutions such as New York University, the Whitney Museum of American Art, and the Alliance for the Arts, The World Monuments Fund and the American Academy in Rome.

LAWRENCE E. DAURELLE, 55, has served as a Director of the Company since August 2002. He also has served as President and Chief Executive Officer of RSLIC, FRSLIC and Reliance Standard Life Insurance Company of Texas ("RSLIC-Texas") since October 2000. He served as Vice President and Treasurer of the Company from August 1998 to April 2001. He also serves as a Director of RSLIC, FRSLIC and RSLIC-Texas. From May 1995 until October 2000, Mr. Daurelle was Vice President and Treasurer of RSLIC, FRSLIC and RSLIC-Texas.

EDWARD A. FOX, 70, has served as a Director of the Company since March 1990. He served as Chairman of the Board of SLM Corporation from August 1997 until May 2005. He also serves as a director of Capmark Financial Group, Inc. He served as Chairman of the Board of SLM Corporation from August 1997 until May 2005. From May 1990 until September 1994, Mr. Fox was the Dean of the Amos Tuck School of Business Administration at Dartmouth College, and from April 1973 until May 1990, he was President and Chief Executive Officer of the Student Loan Marketing Association.

STEVEN A. HIRSH, 67, has served as a Director of the Company since August 2005. He has also served as Director of RSLIC and FRSLIC since January 1988. He currently serves as Chairman of the Board and President of Astro Communications, Inc., a provider of industrial lighting products. He previously served as a portfolio manager with William Harris & Company and predecessor firms for thirty-seven years.

HAROLD F. ILG, 59, has served as a Director of the Company since August 2002. He also has served as Chairman of the Board of Safety National Casualty Corporation ("SNCC") since January 1999, as well as the President and a Director of Safety National Re since 1997. He serves on the Board of Directors of RSLIC, FRSLIC, and RSLIC-Texas. From April 1999 until October 2000, he served as President and Chief Executive Officer of RSLIC, FRSLIC, and RSLIC-Texas. Prior to January 1999, he served as Vice Chairman of the Board of SNCC, where he has been employed in various capacities since 1978.

JAMES M. LITVACK, 65, has served as a Director of the Company since August 2005. He has also served as a Director of FRSLIC since April 1990. He is an economic consultant and previously taught economics for 31 years at Princeton University, where he also served as Assistant Dean of the Faculty and as Executive Director of the Ivy League. He has served on numerous commissions advising on financial issues for the State of New Jersey.

JAMES N. MEEHAN, 62, has served as a Director of the Company since May 2003. He also has served as a Director of RSLIC since July 1988 and FRSLIC since April 1993. Mr. Meehan retired from Banc of America Securities/Bank of America as a Managing Director in May 2002 after 15 years of service with the organization and its predecessors. During his tenure, he was responsible for the bank's commercial relationships with the insurance industry. Mr. Meehan also serves as a director of Bristol West Holdings, Inc., reassure America Life Insurance Company and American Fuji Fire and Marine Insurance Company.

ROBERT F. WRIGHT, 81, has served as a Director of the Company since August 2005. He has also served as a Director of RSLIC and RSLIC-Texas since April 1990 and as a Director of FRSLIC since October 1989. He serves as the President and Chief Executive Officer of Robert F. Wright Associates, Inc., a business consultancy which he founded in 1988. Mr. Wright also serves as a director of U.S.I. Holdings Corporation, The Navigators Group, Inc. and Universal American Financial Corp.

Nominee for Class A Director

PHILIP R. O'CONNOR, 58, has served as a Director of the Company since May 2003. He also has served as a Director of RSLIC since March 1993. Dr. O'Connor is currently on leave as Illinois Market Vice President of Constellation New Energy, Inc., a provider of competitive retail electricity, while serving as a ministerial advisor with Iraq Power Alliance under the auspices of Joint Contracting Command - Iraq, U.S. Department of Defense. Dr. O'Connor is currently the President of PROactive Strategies, a provider of policy analysis and advice on insurance regulation. Dr. O'Connor served as the Illinois Director of Insurance from 1979 to 1982. From 1983 through 1985, Dr. O'Connor was Chairman of the Illinois Commerce Commission, the utility regulatory body of Illinois, and he served on the Illinois State Board of Elections from 1998 until April 2004. After 1985, Dr. O'Connor formed Palmer Bellevue Corporation, an energy and insurance consulting firm that became a part of Coopers and Lybrand in 1993. In 1998, he established the Midwest business of Constellation NewEnergy, Inc. He also serves as a member of the Board of the Big Shoulders Foundation for the schools of the Archdiocese of Chicago.

DIRECTORS' ATTENDANCE

The Board of Directors held five meetings during 2006. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held during the period for which such incumbent was a director, and (ii) the total number of meetings held by all committees of the Board of Directors on which such incumbent served. Directors are encouraged to attend the Company's annual meetings of stockholders where practicable. Eleven directors then serving attended last year's annual meeting. The non-management members of the Board of Directors of the Company hold regularly scheduled executive sessions on a quarterly basis, and the presiding director for these sessions is selected by rotating among the chairs of the committees of the Board.

COMMUNICATION WITH BOARD OF DIRECTORS

Any stockholder or interested party may communicate with the Board of Directors, any Board committee or any individual director(s) by directing such communication in writing to the Company's Secretary, c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, New York 10022. The communication should indicate whether the communicating party is a stockholder and whether it is a Board, Board committee or individual director communication, as the case may be. The Secretary will forward such communication to the members of the Board or of the relevant committee or individual director(s), as indicated in such communication.

                              CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

The Board has adopted categorical standards for evaluating the independence of its members. Under these standards, a director is presumed to be independent if
(i) neither the director nor any immediate family member of the director (a "family member") is currently employed or has been employed (as an executive officer, in the case of a family member) by the Company during the past three years; (ii) neither the director nor any family member has received in any twelve-month period within the past three years more than $100,000 in direct compensation from the Company, other than director and committee fees, or in the case of a family member, compensation received for service as a non-executive employee of the Company; (iii) neither the director nor any family member (a) is a current partner (or, in the case of a director, an employee) of a firm that is the Company's external or internal auditor, (b) within the last three years was a partner or employee of such a firm and personally worked on the Company's audit within that time, or, (c) in the case of a family member, is a current employee of such a firm and participates in the Company's audit, assurance or tax compliance (but not tax planning) practice;
(iv) neither the director nor any family member is currently employed or has been employed during the past three years as an executive officer of another company where any of the Company's present executives at the same time serves or served on that other company's compensation committee; and (v) the director is not an executive officer, and no immediate family member of the director is an employee, of a company that during the past three full calendar years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company's consolidated revenues. In addition, under such standards, a director is not deemed to have a material relationship with the Company that impairs the director's independence as a result of (i) the director's or any family member's being an executive officer, director or trustee of a foundation, university or other charitable or not-for-profit organization to which the Company or its charitable foundation makes contributions that did not exceed the greater of $1 million or 2% of such organization's consolidated gross revenues in any single fiscal year during the preceding three years; (ii) the director's beneficial ownership of less than 5% of the outstanding equity interests of an entity that has a business relationship with the Company; (iii) the director being an officer or director of an entity that is indebted to the Company, or to which the Company is indebted, where the total amount of the indebtedness was less than 3% of the total consolidated assets of such entity as of the end of the previous fiscal year; or (iv) the director's (or an entity of which such director is an officer, employee or director) obtaining products or services form the Company on terms generally available to customers of the Company for such products or services. In making its independence determinations with respect to Messrs. Brine, Fox, Hirsh, Litvack, Meehan, O'Connor and Wright, the Board determined that none of such directors had any relationship with the Company that would be contrary to the provisions of these standards or the listing standards of the New York Stock Exchange. The Company's director independence standards are available on its website (www.delphifin.com/corp_governance) and in print to any shareholder upon request.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors maintains three committees: the Stock Option and Compensation Committee (the "Compensation Committee"), the Nominating and Corporate Governance Committee (the "Governance Committee"), and the Audit Committee. Each of such committees is comprised solely of individuals who are directors who are independent as described above. Descriptions of these committees and their respective duties follow.

COMPENSATION COMMITTEE

The responsibilities of the Compensation Committee include, among others, oversight and approval of the compensation of the Company's key executives, including the Chief Executive Officer, administration of the stock option and other stock-related plans of the Company, and making recommendations regarding the compensation of the Company's outside directors. The Compensation Committee's written charter is available on the Company's website (www.delphifin.com/corp_governance) and in print to any shareholder upon request. The committee's membership consists of Messrs. Wright (Chairman), Meehan and O'Connor. The Compensation Committee held eight meetings during 2006. The Compensation Committee's report is included on page 11 of this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Meehan, O'Connor, and Wright, the members who served on the Compensation Committee during 2006, are not "insiders" within the meaning of the Securities Act and there were no "interlocks" within the meaning of the Securities Act.

GOVERNANCE COMMITTEE

The Governance Committee consists of Messrs. O'Connor (Chairman), Brine and Fox. The Governance Committee, among other things, identifies and recommends to the Board nominees for election as Directors, recommends committee appointments to the Board, oversees the Board's performance evaluation processes and reviews proposed and existing related party transactions pursuant to the Company's review policy for such transactions. See "Certain Relationships and Related Party Transactions." The Governance Committee's responsibilities and authority are described in greater detail in its written charter. This charter, along with the Company's Corporate Governance Guidelines and other Company corporate governance-related documents, are available on the Company's website (www.delphifin.com/corp_governance) and in print to any shareholder upon request. The Governance Committee met five times in 2006.

For purposes of identifying Board nominees, the Governance Committee relies primarily on personal contacts of members of the Board and does not maintain a formal process in this regard. The Governance Committee will consider stockholder recommendations of Board nominees which are made in accordance with the requirements set forth below. The Company has not engaged the services of any third party search firm in connection with the identification or evaluation of potential Board nominees. While the Governance Committee has not adopted specific, minimum qualifications for director nominees, the Board has adopted, on the recommendation of the Governance Committee, criteria for the evaluation of such nominees, which form part of the Company's Corporate Governance Guidelines. These criteria provide that the Board should be composed of individuals who have demonstrated substantial achievements in business, government, education or other relevant fields, and who possess the requisite intelligence, experience and education to make meaningful contributions to the Board, as well as high ethical standards and a dedication to exercising independent business judgment. The evaluative factors contained in the criteria address, in addition to various factors relevant to these general attributes, whether the nominee has the ability, in light of his or her personal circumstances, to devote sufficient time to carrying out his or her duties and responsibilities effectively.

The Governance Committee will consider stockholder recommendations of Board nominees which are made in accordance with the following procedures. Any such recommendation must be sent to the Secretary of the Company, c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, New York 10022 and must be received by the Secretary no later than November 30 of the calendar year preceding the Annual Meeting of Stockholders. The recommendation must include information demonstrating that the person submitting the recommendation is in fact a stockholder, the proposed candidate's written consent to the nomination, background information regarding the proposed candidate and an undertaking by the proposed candidate to provide any further information requested by the Governance Committee, including by means of an in-person interview. The Secretary will forward the recommendation to each member of the Governance Committee. The Governance Committee, with reference to the Board member criteria discussed above and taking into account the Board's then-current needs, size and composition and any other factors it deems relevant, will determine whether to accept such recommendation.

AUDIT COMMITTEE

The Audit Committee is governed by a charter adopted by the Board of Directors, a copy of which is available on the Company's website (www.delphifin.com/corp_governance) and in print to any shareholder upon request. Pursuant to such charter, the Audit Committee assists the Board of Directors in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditor, and the performance of the Company's internal audit function and independent auditor. Management has the primary responsibility for the Company's financial statements and its reporting process, including its systems of internal controls, and for the assessment of the effectiveness of the Company's internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The independent auditor is responsible for performing an audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing opinions as to the conformity of such financial statements with generally accepted accounting principles and as to the effectiveness of the Company's internal control over financial reporting, and for attesting to management's report regarding the effectiveness of the Company's internal control over financial reporting. Mr. Meehan is the Chairman of the Audit Committee. Each of the current members of the Audit Committee meets the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act, in addition to the independence standards referenced above. See "Election of Directors." The Board of Directors has determined that Mr. Meehan is an "audit committee financial expert" as that term is defined the rules of the Securities and Exchange Commission. Further information concerning the Audit Committee and its activities is set forth in the Audit Committee's report included on page 28 of this Proxy Statement. The Committee held eight meetings during 2006.

CODE OF ETHICS

The Company has a written Code of Conduct that is applicable to all of the Company's directors and employees, as well as a written Code of Ethics that applies specifically to the Company's Chief Executive Officer, President and Chief Operating Officer, Executive Vice President and Vice President and Treasurer. Such Codes are available on the Company's website (www.delphifin.com/corp_governance) and in print to any shareholder upon request. The Company intends to satisfy any disclosure requirements under Item
5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of the Code of Ethics by posting such information on its website at the aforementioned address.

              PROPOSAL TO INCREASE SHARES AVAILABLE UNDER THE 2003
                EMPLOYEE LONG-TERM INCENTIVE AND SHARE AWARD PLAN

Amendment to Share Plan. The 2003 Employee Long-Term Incentive and Share Award Plan (the "Share Plan") was adopted by the Board of Directors and approved by the Company's stockholders in 2003 and, with stockholder approvals, was amended in 2004 and 2006. The Board of Directors has further amended the Share Plan, subject to stockholder approval, to increase the aggregate number of shares of Class A Common Stock reserved for issuance under the Share Plan by 2,000,000 to a total of 7,250,000. The stockholders are now requested to approve this amendment to the Share Plan. The purpose of the amendment is to ensure that a sufficient number of shares will be available under the Share Plan for the granting of stock options and other equity-related awards to employees and other individuals who, in the Committee's judgment, can make substantial contributions to the long-term profitability and value of the Company, its subsidiaries or affiliates.

The following summary of the Share Plan, as amended, is qualified in its entirety by reference to the text of the Share Plan document attached as Appendix A to this Proxy Statement.

General. The Share Plan is intended to provide incentives to attract, retain and motivate employees and other participants in order to achieve our long-term growth and profitability objectives. The Share Plan provides for the grants of awards to employees and other individuals who, in the Committee's judgment, can make substantial contributions to the long-term profitability and value of the Company, its subsidiaries or affiliates. The types of awards that may be granted are stock options, restricted shares, restricted share units, and other share-based awards (the "Awards"). An aggregate of 7,250,000 shares of Class A Common Stock, inclusive of the 2,000,000 additional shares contemplated by the proposed amendment to the Share Plan, have been reserved for issuance under such plan. In addition, the maximum number of shares of Class A Common Stock with respect to which options may be granted to an eligible participant under the Share Plan during any calendar year will be 1,125,000 shares of Class A Common Stock, and the maximum number of shares of Class A Common Stock with respect to which Awards intended to qualify as qualified performance-based compensation (other than options) may be granted to an eligible participant during any calendar year will be the equivalent of 337,500 shares of Class A Common Stock. These share amounts are subject to antidilution adjustments in the event of certain changes in the capital structure of the Company, as described below. Shares issued pursuant to the Share Plan will be either authorized but unissued or treasury shares of Class A Common Stock.

Administration. The Share Plan is administered by the Compensation Committee, which consists entirely of non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), and each of whom is an outside director within the meaning of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). Such committee determines the persons who will receive Awards, the types of Awards to be received and the terms and conditions thereof, and has the authority to waive conditions relating to an Award or accelerate vesting of Awards. Approximately 1,410 employees are currently eligible to participate in the Share Plan.

Awards. Incentive stock options ("ISOs") intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of Shares as the Compensation Committee determines. Such committee is authorized to set the terms relating to an option, including exercise price, vesting provisions (including any performance-related conditions to vesting) and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the Class A Common Stock on the date of grant, and the term will not be longer than ten years from the date of grant of the options. The terms of ISOs will comply with the provisions of Section 422 of the Code. ISOs may only be granted to employees.

Awards of restricted shares will consist of Class A Common Stock and will be subject to such restrictions on transferability and other restrictions, if any, as the Compensation Committee may impose. Such restrictions will lapse under such circumstances as such committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by such committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will generally be forfeited upon termination of service during the applicable restriction period.

A restricted share unit will entitle the holder thereof to receive either shares of Class A Common Stock or cash, as determined by the Compensation Committee, at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as such committee may impose. Such restrictions will lapse under circumstances as such committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Compensation Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of service during any applicable deferral or restriction period.

The Compensation Committee is also authorized, subject to limitations under applicable law, to grant other Share-based awards that may be denominated in, valued in, or otherwise based on, the Class A Common Stock, as deemed by such committee to be consistent with the purposes of the Share Plan.

If the Compensation Committee determines that an award of restricted shares or restricted share units or an other Share-based award to be granted under the Share Plan should qualify as "qualified performance-based compensation" for purposes of Section 162(m), the grant, vesting and/or settlement of such an Award shall be contingent upon achievement of preestablished performance objectives set forth below. The performance objectives may vary from individual to individual and will be based upon one or more of the following performance criteria as such committee may deem appropriate: appreciation in value of the Class A Common Stock; total stockholder return; operating income or earnings and/or growth thereof; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings per share; revenues; expenses (including expense ratio); loss ratio; combined ratio; new business production; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index or benchmark deemed applicable by such committee.

Change of Ownership. In the event of a change of ownership (as defined in the Share Plan), all Awards granted under the Share Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement.

Capital Structure Changes. If the Compensation Committee determines that any dividend, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the Class A Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Share Plan, then such committee shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination. The Share Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any such amendment, suspension or termination shall be subject to stockholder approval (i) if, and to the extent, required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (ii) as it applies to ISOs, to the extent required under Section 422 of the Code. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without such participant's consent. The Compensation Committee may waive any conditions or rights of, amend any terms of, or amend, suspend or terminate, any Award granted, provided that, without such participant's consent, such amendment, suspension or termination may not materially and adversely affect the rights of a participant under any Award previously granted to him or her.

Effective Date and Term. The Share Plan became effective as of April 1, 2003. Unless earlier terminated, the Share Plan will expire on April 1, 2013, and no further awards may be granted thereunder after such date.

Market Value. The per share closing price of the Class A Common Stock on March 30, 2007 was $40.23.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the federal income tax consequences of the Share Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options. In general, the grant of an option will not be a taxable event to the recipient and will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of Shares acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the Shares received upon exercise over the exercise price. The Company will generally be entitled to a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the Class A Common Stock received will be capital gain or loss, long-term or short-term, depending on the holding period for the Class A Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Share Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Share Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for Class A Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If Class A Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If Class A Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction in an amount equal to the excess of the fair market value of the Class A Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the Class A Common Stock has been held. Where Class A Common Stock is sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the Class A Common Stock has been held.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

If an option is exercised through the use of Class A Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned Class A Common Stock and, thus, no gain or loss will be recognized with respect to such previously owned Class A Common Stock upon such exercise. The amount of any built-in gain on the previously owned Class A Common Stock generally will not be recognized until the new Class A Common Stock acquired on the option exercise is disposed of in a sale or other taxable transaction.

Restricted Shares. A participant who receives restricted shares will generally recognize ordinary income at the time that they "vest"; i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the Class A Common Stock at the time the income is recognized (determined without regard to forfeiture conditions), less the amount, if any, paid for the Class A Common Stock. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to unvested Class A Common Stock will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the Class A Common Stock, measured by the difference between the sale price and the fair market value on the date the Class A Common Stock vests, will be capital gain or loss, long-term or short-term, depending on the holding period for the Class A Common Stock. The holding period for this purpose will begin on the date following the date the Class A Common Stock vests.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to forfeiture conditions), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to Class A Common Stock as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Other Awards. With respect to restricted share units and other Share-based awards under the Share Plan not described above, generally, in the case of a payment to a participant with respect to any such Award granted under the Share Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Share Plan) by a public company to its chief executive officer and certain other executive officers to no more than $1 million each. Stock options granted and other Awards made under the Share Plan to date have been structured so that compensation arising out of such awards will be deductible and the Company will continue to do so in the future where this result can be achieved consistent with the purposes of the Company's compensation programs. See "Compensation Discussion and Analysis - Tax Considerations" at page 15 below.

NEW PLAN BENEFITS

Any future awards under the Share Plan will be made at the discretion of the Compensation Committee, and therefore it is not presently possible to determine either the benefits or amounts that will be received in the future by employees or other individuals pursuant to the Share Plan. See "Amendment to Share Plan."

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR approval of the amendment to the 2003 Employee Long-Term Incentive and Share Award Plan.

                             EXECUTIVE COMPENSATION

                          COMPENSATION COMMITTEE REPORT

The Stock Option and Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management, and based on such review and discussion, recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the Company's proxy statement relating to the 2007 Annual Meeting of Stockholders.

Robert F. Wright, Chairman
James N. Meehan
Philip R. O'Connor

                      COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of compensation for the Company's executive officers identified in the Summary Compensation Table below (who are referred to below as the "named executive officers") and the process by which such elements are established by the Compensation Committee.

COMPENSATION OBJECTIVES AND APPROACH

The objectives of our compensation programs are to attract, motivate and retain executives and employees who will make substantial contributions toward the Company's meeting the financial, operational and strategic objectives that we believe will build substantial value for the Company's stockholders. In an effort to achieve these objectives, the key elements of such programs consist of base salary, annual cash bonuses and share-based compensation. The Company emphasizes share-based compensation awards as a large proportion of the named executive officers' total compensation in order to align their interests with those of the Company's stockholders by providing rewards to such officers that will appreciate in value to the extent that the market price of the Company's common stock increases over time. These awards entail substantial vesting requirements to facilitate continued employee retention and, in certain cases, are contingent on the satisfaction of multi-year performance goals, as described below.

COMPENSATION CONSULTANT AND PEER GROUP

In order to assist the Compensation Committee in performing its functions, the committee in 2005 engaged Steven Hall & Partners ("SHP"), an expert independent compensation consulting firm whose key personnel had been associated with another consulting firm utilized by the Company prior to its engagement of SHP. SHP provides research, analysis and recommendations to the Compensation Committee regarding the named executive officers' and outside directors' compensation, including as to both equity and non-equity compensation. SHP's services and fees are subject to the review and approval of the Compensation Committee on an ongoing basis. SHP does not perform services for the Company other than in its role as consultant to the Compensation Committee.

In connection with its services, SHP has assisted the Compensation Committee in establishing a peer comparator group for compensation analysis purposes. This group utilized in 2006 consisted of the following companies in the life and property and casualty insurance sectors, reflecting the presence of the Company's insurance subsidiaries in both sectors: Commerce Group, Inc.; FBL Financial Group, Inc., Harleysville Group Inc., HCC Insurance Holdings, Inc., Jefferson-Pilot Corporation, PMA Corporation, Presidential Life Corporation, Reinsurance Group of America, Inc., StanCorp Financial Group, Inc., Torchmark Corporation, Universal American Financial Corp., W.R. Berkley Corporation and Zenith National Insurance Corp. SHP also compiles published compensation survey data for the Compensation Committee's information and use in this regard. The Compensation Committee does not target compensation levels for the named executive officers to specified percentiles for the companies in the comparator group; rather, the compensation information relating to the members of such group is one of a number of factors that the Compensation Committee considers in establishing the level and components of the compensation to the named executive officers. In addition, such information is used in the evaluation of whether the Company's compensation practices are competitive in the marketplace.

COMPENSATION DETERMINATION PROCESS

Mr. Rosenkranz makes recommendations to the Compensation Committee regarding the elements of compensation of the named executive officers other than him, and the Compensation Committee has full authority and discretion to accept, reject or modify these recommendations. The Compensation Committee independently determines the elements of Mr. Rosenkranz's compensation. The Compensation Committee's compensation determinations regarding the named executive officers are subject to full Board review. These determinations are generally made annually, and occur at the Compensation Committee's first regular meeting of each calendar year occurring in February, in which cash bonuses and share-based awards relating to the named executive officers' performance during the preceding calendar year are granted, and any base salary adjustments for the current year are implemented. In preparation for these meetings, the Compensation Committee holds an interim meeting, generally in the preceding December, in which Mr. Rosenkranz presents his preliminary recommendations regarding the compensation matters relating to the other named executive officers to be acted upon in the February meeting, based on the anticipated full-year financial results for the Company and its subsidiaries. SHP generally participates in the Compensation Committee's deliberations relating to these matters, and provides advice and input as appropriate in this connection.

The Compensation Committee reviews and approves each element of compensation of the named executive officers. In establishing the levels and components of compensation to the named executive officers, the Committee, as a threshold matter, evaluates the Company's (in the case of the named executive officers who are officers of the Company) and the relevant operating subsidiary's (in the case of the named executive officers employed by such subsidiary) overall performance for the year, and conducts individualized evaluations with regard to each individual in determining the appropriateness of each individual's elements and levels of compensation, considering, in certain cases, self-evaluations prepared by such officers and Mr. Rosenkranz's input regarding these evaluations.

In setting Mr. Rosenkranz's compensation, the Compensation Committee also considers the amounts earned by him under the investment consulting and management arrangements described below in order to assess the appropriateness of the overall remuneration in which Mr. Rosenkranz has a financial interest, and has concluded that such remuneration is fairly reflective of the substantial value furnished to the Company by him and his related entities. These arrangements are subject to review and approval at inception, and to regular periodic review, under the Company's Review Policy for Related Party Transactions. In addition, with regard to Mr. Sherman, the Compensation Committee takes into account the payments received by him in respect of his services to various entities in which Mr. Rosenkranz has direct and indirect financial interests. See "Certain Relationships and Related Party Transactions" at page 27 below.

Key elements considered in the Compensation Committee's evaluations include corporate or subsidiary performance compared to the financial, operational and strategic goals for the applicable period, the officer's contributions to such performance and the officer's other accomplishments for the benefit of the Company during such period. In these evaluations, the Compensation Committee does not apply rigid formulas or necessarily react to short-term changes in financial performance. Such evaluations also take into account the nature, scope and level of the named executive officer's responsibilities and the officer's level of experience, past levels of compensation and changes in such levels, tenure with the Company, other opportunities potentially available to such officer and the comparator group compensation data discussed above. In addition, the members of the Compensation Committee interact with each of the named executive officers in connection with the regular meetings of the Company's Board of Directors, which provides the committee with an additional basis for evaluating such officer and his performance. Based on all of these general evaluative factors and the additional factors described below, the Compensation Committee makes its assessments and determines the components and levels of compensation for each named executive officer.

The compensation decisions for each of the named executive officers relating to 2006 reflect, among other things, the strong financial and operational performance of the Company and its subsidiaries for the year. A discussion of such performance is contained in the Management's Discussion and Analysis section of our 2006 Annual Report on Form 10-K.

CASH COMPENSATION

Base salaries for the named executive officers are established by the Compensation Committee, and adjusted on an annual basis, based on the considerations described in the preceding section. The base salary amounts paid to the named executive officers during 2006 are shown in the Summary Compensation Table at page 16 below.

Cash bonuses for the named executive officers, which are shown in the Summary Compensation Table in the Bonus and Non-Equity Incentive Compensation columns, as applicable, are established and determined in various ways. For Messrs. Rosenkranz and Sherman, various objective performance goals were adopted for the 2006 fiscal year under the Company's Annual Incentive Compensation Plan, which plan is described further below. Such performance goals, for Mr. Rosenkranz, included (1) the attainment by the Company of operating earnings per share of at least $2.71; (2) an operating return on equity percentage of at least 11%; (3) the performance of the Company's stock exceeding that of the S&P 500 Insurance Index; (4) the performance on a total return basis of the Company's investment portfolio exceeding that of the Lehman Brothers U.S. Aggregate Index by at least 100 basis points (1%); (5) the Company's either (a) deploying with a new external or internal investment manager assets of at least $50 million which achieve a total return exceeding that of such Lehman index by at least 200 basis points (2%) or (b) introducing a new category of insurance liabilities in the amount of at least $100 million with the related spread income, based upon the supporting investment subportfolio, exceeding 100 basis points (1%); and (6) the Company's completing one of a specified group of capital markets and acquisition transactions. For each goal attained, Mr. Rosenkranz had the opportunity to earn a cash award equal to 50% of his 2006 base salary, except for the operating earnings per share element, where the percentage was 100%, subject to the ability of the Compensation Committee to exercise negative discretion to reduce such award amounts. Operating earnings per share and operating return on equity are both non-GAAP financial measures under which the after-tax effects of realized investment gains and losses, as applicable, and results from discontinued operations are excluded in order to focus on the performance of the Company's continuing insurance operations. The 2006 bonus structure for Mr. Sherman involved the same performance goals, but in relation only to the portion of 2006 during which he was employed by the Company, which commenced in April 2006. For each such goal attained, Mr. Sherman had the opportunity to earn a cash award equal to 30% of his 2006 annualized base salary, except for the operating earnings per share element, where the percentage was 50%, subject to the ability of the Compensation Committee to exercise discretion to reduce such award amounts. These percentages reflected a target level for Mr. Sherman's bonus of approximately 70% of that of Mr. Rosenkranz, adjusted to reflect the partial year of service.

These bonus structures were designed to give Messrs. Rosenkranz and Sherman the opportunity to earn awards based on the accomplishment of objectives believed to be of significant benefit to the Company, while also permitting the Compensation Committee to exercise discretion in adjusting the amount of these awards in a manner consistent with the full tax deductibility by the Company of such awards under Section 162(m). See "Tax Considerations" at page 15 below. For 2006, Messrs. Rosenkranz's and Sherman's goals were achieved, other than the capital markets and acquisitions-related goal and, in the case of Mr. Sherman, the new investment or insurance liability-related goal. The Compensation Committee then applied negative discretion, applying the evaluative factors discussed in the preceding section, to establish their respective 2006 cash bonus amounts at levels considered to be appropriate in light of the general evaluative factors discussed above.

Mr. Smith's cash bonus for 2006, as in previous years, was determined on a discretionary basis based on the Compensation Committee's evaluation of elements of Company performance and achievements for the year of a similar nature to those addressed by the performance goals discussed above for Messrs. Rosenkranz and Sherman, and the extent and nature of Mr. Smith's contributions toward the achievement of such goals, in addition to the general evaluative factors described above.

The annual cash bonus for Mr. Burghart, who is employed in the operations of RSLIC, are established under the RSLIC management incentive compensation plan. Under this plan, actions relating to his compensation are subject to the review and approval of the Compensation Committee. The criterion determining the level of the bonus attainable under this plan for 2006 consisted of the attainment by RSLIC and its affiliated life insurance companies on a stand-alone basis of an operating income target for the year of $125.1 million which, if attained, resulted in Mr. Burghart's earning a bonus equal to 50% of his base salary, subject, in both cases, to a discretionary 10% upward or downward adjustment, applicable to all participants in the RSLIC plan, based on an assessment of other aspects of RSLIC's corporate performance for the year, such as steps taken during the year to build for future corporate achievement and its teamwork with other members of the Company's corporate group. If the operating income target was not attained, any bonus would have been payable solely on a discretionary basis. As with those of the performance goals for Messrs. Rosenkranz and Sherman discussed above, this operating income target is a non-GAAP financial measure under which the after-tax effects of realized investment gains and losses, as applicable, and results from discontinued operations are excluded in order to focus on the performance of RSLIC's continuing insurance operations. In 2006, RSLIC achieved this operating income target, and, based on the aforementioned assessment, the resulting bonus earned by Mr. Burghart was adjusted upward by 10%.

Under the employment agreement for Mr. Ilg, who is employed in the operations of SNCC, his annual cash bonuses are determined on a discretionary basis and are subject to the approval of the Compensation Committee. For further information relating to this employment agreement, see the "Potential Payments on Termination or Change in Control" section beginning at page 23 below. Mr. Ilg's bonus has generally been determined on a team basis along with the other four members of executive management of SNCC, with such individuals' bonuses being established at the same percentage of their respective base salaries. Based upon the Compensation Committee's evaluation of SNCC's corporate performance on a stand-alone basis and the performance of its executive management team applying the general evaluative factors described above, Mr. Ilg's bonus for 2006 was established at 100% of his 2006 base salary.

SHARE-BASED COMPENSATION

General

As noted above, the Company believes that a large component of its officers' compensation should consist of share-based incentive compensation, which appreciates in value to the extent that the market price of our common stock increases. Accordingly, the Compensation Committee has in recent years made, and intends in the future to continue to make, annual and other grants of share-based awards to the named executive officers and other key employees in such amounts as the Committee believes will accomplish the objectives of our compensation programs. As discussed below, the holder's ability to realize any financial benefit from these awards typically requires the fulfillment of substantial vesting requirements, performance contingency-related in some cases and time-related in others. Accordingly, we believe that these awards provide substantial benefit to the Company in creating appropriate performance incentives and in facilitating the long-term retention of employees who add significant value.


Share-based awards to the named executive officers take two different forms: options to purchase the Company's common stock and deferred or restricted share units ("Share Units"), which entitle the recipient to receive a number of shares of Company common stock equal to the number of such units upon the completion of a specified deferral period, along with dividend equivalents during the period that such units are outstanding. Such compensation is awarded under the Company's 2003 Share Plan, its Second Amended and Restated Employee Stock Option Plan and, in the case of Mr. Rosenkranz, under its Amended and Restated Long-Term Performance-Based Incentive Plan. Summary descriptions of these plans begin at page 17 below.

Options

Options give the holder the right, generally for a period of ten years, to purchase a specified number of shares of Company stock at the exercise price, which is the closing price on the New York Stock Exchange of the Company's stock on the date of grant. The options have value to the holder only to the extent that the price of our stock increases above the exercise price and the holder remains employed during the vesting period, which is generally five years, thus providing a substantial incentive to remain employed by the Company. Employees generally forfeit any options not vested at the time that their employment terminates. In addition, options serve to align employees' interests with those of our stockholders by providing an incentive to make contributions that will assist in increasing the market price of our stock. We do not backdate options or grant options retroactively, nor do we reprice options.

For the named executive officers employed by our insurance subsidiaries, we have emphasized the use of performance-contingent incentive options. These options' vesting is contingent upon the attainment by RSLIC, in the case of Mr. Burghart, and SNCC, in the case of Mr. Ilg, of financial performance goals for specified three and five year performance periods relating to the respective subsidiaries' cumulative pre-tax operating income (as defined in the option agreements) for these periods. Pre-tax operating income, in both cases, is a non-GAAP financial measure that applies various adjustments in order to focus on the performance of the subsidiaries' continuing insurance operations. In both cases, the options become exercisable if the specified goal is met; otherwise, a reduced number of such options become exercisable based on where the performance achieved falls within a specified range. If specified minimum performance targets for the five-year performance periods are not satisfied, the options are forfeited in their entirety. Thus, we believe that these options provide substantial incentives for performance that will serve the interests of the Company and its stockholders. RSLIC attained its performance goal for the three-year performance period consisting of the 2004, 2005 and 2006 fiscal years. Accordingly, 50% of Mr. Burghart's options became exercisable in February 2007.

Share Units

Share Units give the holder the right to receive one share of Company Class A or Class B common stock for each unit held and to receive dividend equivalents while the units are outstanding. As in the case of the options that we grant, Share Units are subject to substantial vesting requirements that provide the Company with significant benefits from the standpoint of employee retention. All of these requirements have been time-based to date. In addition, the terms of all Share Units granted to date require the employee to continue to hold such units during his entire term of employment with the Company, even after the applicable vesting period has been satisfied, thus further aligning the holders' interests with those of the Company's stockholders on a long-term basis, particularly in light of the downside risk to the holder of a decrease in their value to the extent that the price of our stock declines during the holding period. These terms also serve to ensure that the compensation to the named executive officers associated with the Share Units will be fully tax deductible by the Company pursuant to Section 162(m).

Grants for 2006 and Granting Practices

In the cases of Messrs. Rosenkranz and Smith, share-based awards have been made by the Compensation Committee over time on a discretionary basis, primarily in connection with the annual performance evaluations discussed above. At the February 2007 meeting of the Compensation Committee, 73,475, 17,144 and 13,470 Share Units were awarded to Messrs. Rosenkranz, Sherman and Smith, respectively, and Messrs. Sherman and Mr. Smith received 51,432 and 10,000 options, respectively, all in respect of their performance during 2006. In addition, Mr. Sherman received an award of 150,000 options in April 2006 in connection with his appointment as President and Chief Operating Officer and an award of 19,000 options in June 2006 in order to compensate him for the forfeitures of various director options that resulted from such appointment. All of such options vest in five equal annual installments beginning one year after the grant date. The Share Unit awards vest in three equal annual installments beginning one year after the grant date, in the case of Mr. Rosenkranz, and in three equal installments beginning on the third anniversary of the grant date, in the cases of Messrs. Sherman and Smith.

In recent years, the Company has granted share-based awards to employees at a regular time each year, the date of the regular Compensation Committee meeting held in February in which, as discussed above, the named executive officers' performance evaluations are conducted. Such meetings have in each case been scheduled significantly in advance of their being held, without regard to any information or expectations regarding future Company financial performance or announcements. However, for 2007, a change in the timing of share-based awards was made, whereby the awards made at the Committee's meeting held on February 7, 2007, were by their terms made effective on February 16, 2007, the third day of market trading of the Company's stock following its public announcement of fourth quarter and full year 2006 financial results. All option grants are made directly by the Compensation Committee, which has not delegated any option-granting authority to management.

EMPLOYMENT AND SEVERANCE AGREEMENTS

The named executive officers, except as described below in the "Potential Payments on Termination or Change in Control" section beginning at page 23 below with respect to Messrs. Smith and Ilg, do not have employment, severance or change-of-control agreements. The other named executive officers serve on an at-will basis, which would enable the Company to terminate their employment and to determine the terms of any severance arrangement at such time. In addition, the terms of the Company's share-based awards, as discussed above, subject such awards to forfeiture if specified vesting requirements are not satisfied prior to a named executive officer's leaving the Company.

TAX CONSIDERATIONS

Section 162(m) limits the deductibility of certain compensation for the Chief Executive Officer and the other named executive officers in excess of $1 million per year unless certain specified conditions are met. The Compensation Committee intends to establish and maintain executive compensation levels and programs that will serve the purposes described in this Compensation Discussion and Analysis. The Committee has structured the Company's current executive compensation arrangements in order to avoid limitations on deductibility, and will continue to do so in the future where this result can be achieved consistent with achieving these purposes.

                           SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by the Company and its subsidiaries for the fiscal year ended December 31, 2006 to the Chief Executive Officer, Vice President and Treasurer (Chief Financial Officer), and the other three most highly compensated executive officers of the Company and its subsidiaries.

                                                                                                Change in
                                                                                                 Pension
                                                                                                Value and
                                                                                               Nonqualified
                                                                                 Non-Equity      Deferred
                                                         Stock       Option    Incentive Plan  Compensation  All Other
Name and Principal              Salary ($)  Bonus ($)  Awards ($)  Awards ($)   Compensation     Earnings     Comp ($)     Total
Position                  Year     (1)        (2)         (3)         (4)          ($) (2)        ($) (5)      (6) (7)       $
------------------        ----  ----------  ---------  ----------  ----------  --------------  ------------  ----------  ----------
Robert Rosenkranz, .....  2006   $755,000    $     --  $3,000,000   $     --     $1,500,000     $1,824,326    $233,814   $7,313,140
Chief Executive Officer
   of the Company

Thomas W. Burghart, ....  2006    187,751          --          --    464,389        103,032         32,570      12,648      800,390
Vice President and
   Treasurer of the
   Company

Donald A. Sherman, .....  2006    531,404          --     700,000    246,958        700,000             --      69,195    2,247,557
President and Chief
   Operating Officer of
   the Company

Harold F. Ilg, .........  2006    510,512     531,783          --    796,264             --             --      12,100    1,850,659
Chairman of the Board of
   SNCC

Robert M. Smith, Jr., ..  2006    410,000     550,000     550,000    112,620             --         31,399      11,111    1,665,130
Executive Vice President
   of the Company

(1) Amounts include amounts deferred by the named executive officers, where applicable, under RSLIC's Retirement Savings (401(k)) Plan and Nonqualified Deferred Compensation Plan.

(2) Bonus amounts paid under the Company's Annual Incentive Compensation Plan and the RSLIC 2006 Management Incentive Plan are reported in the column "Non-Equity Incentive Plan Compensation."

(3) Amounts represent the Company's compensation costs for financial reporting purposes according to Statement of Financial Accounting Standard No. 123 (Revised) ("SFAS 123R") relating to Share Units awarded in relation to 2006 performance. See Notes A and M to the Consolidated Financial Statements contained in the Company's 2006 Annual Report on Form 10-K. Effective on February 16, 2007, 73,475 Share Units were awarded to Mr. Rosenkranz, and 17,144 and 13,470 Share Units were awarded to Messrs. Sherman and Smith, respectively. These amounts do not necessarily reflect the values that will ultimately be realized with respect to these awards.

(4) Amounts represent the Company's compensation costs relating to stock options for financial reporting purposes for the year according to SFAS 123R. See Notes A and M to the Consolidated Financial Statements contained in the 2006 Annual Report on Form 10-K for the assumptions made in determining SFAS 123R values. The Company's compensation costs consisting of the options' SFAS 123R grant date values are recognized ratably over the periods of service required for the grants to vest. Accordingly, ratable amounts were expensed in 2006 for grants made in 2002, 2003, 2004 and 2005. Because the grants to Messrs. Sherman and Smith of options to purchase 51,432 and 10,000 shares of Class A Common Stock, respectively, in relation to their 2006 performance were made in February 2007, no compensation costs relating to these options were recognized by the Company in 2006. These amounts do not necessarily reflect the values that will ultimately be realized with respect to the related option awards.

     For Mr. Sherman, the Company's compensation costs relating to stock options include the costs for options granted to him under the outside directors stock plan prior to his appointment as President and Chief Operating Officer. Upon such appointment, all of such director options not then vested were forfeited; accordingly, these costs have been reduced to reflect the reversal of previously accrued costs with respect to the forfeited options.

(5) Amounts consist of estimates of the increase in actuarial present value of the named executive officer's accrued benefit under the Company's retirement plans in 2006. The key assumptions underlying these estimates are described in footnote 4 to the Pension Benefits Table on page 21. No amount is payable from the plans before a participant attains age 55 (except in the case of a disability retirement). These amounts do not necessarily reflect the benefits that will ultimately be realized with respect to these plans. No above-market earnings, for purposes of SEC rules, are paid under any Company non-qualified deferred compensation program.

(6) The amounts indicated in the All Other Compensation column include the following perquisites, personal benefits, and other items of compensation:

     Mr. Rosenkranz: $12,358 for tax gross-up of group life insurance benefit, $86,640 for personal use of Company car services, $130,616 relating to the services of a personal assistant and $3,700 for personal use of a Company-provided car. In addition, the Company permitted the use of office space by personnel associated with a public policy initiative of a foundation sponsored by Mr. Rosenkranz; however, no aggregate incremental cost to the Company was associated with such use.

     Mr. Sherman: $19,813 for personal use of Company car services and $45,040 for relocation and related expenses.

(7) The Company and its subsidiaries paid certain amounts in 2006 under related party transactions to entities in which Mr. Rosenkranz had financial interests, portions of which were in turn earned by Mr. Rosenkranz in addition to the amounts set forth above. See "Certain Relationships and Related Transactions."

The following table provides information on stock options and Share Units granted during the year ended December 31, 2006 to each of the named executive officers. The expenses recognized by the Company for financial reporting purposes in 2006 relating to these awards are included in the Option Awards column of the Summary Compensation Table, with the exception of the Share Units granted with respect to the named executive officer's performance during 2005.

                       GRANTS OF PLAN-BASED AWARDS IN 2006


                                     Estimated Possible Payouts     Estimated Future Payouts
                                     Under Non-Equity Incentive      Under Equity Incentive
                                           Plan Awards(1)                  Plan Awards
                                   ------------------------------  --------------------------
                                   Threshold   Target    Maximum              Target
                          Grant      Amount    Amount    Amount    Threshold  Number  Maximum
Name                      Date         $         $         $           #        #        #
----                   ----------  ---------  -------  ----------  ---------  ------  -------
Robert Rosenkranz....  02/08/2006   $    --   $    --  $2,265,000     $--       $--     $--

Thomas W. Burghart...  02/08/2006    85,150    93,666     103,032      --        --      --

Donald A. Sherman....  04/19/2006        --        --   1,057,000      --        --      --
                       06/08/2006        --        --          --      --        --      --

Harold F. Ilg........          --        --        --          --      --        --      --

Robert M. Smith, Jr..  02/08/2006        --        --          --      --        --      --
                       02/08/2006        --        --          --      --        --      --

                                    All Other   All Other
                         Stock       Option      Exercise
                        Awards:      Awards:     or Base     Grant
                       Number of   Number of     Price of  Date Fair
                       Shares of   Securities     Option    Value of
                         Stock     Underlying     Awards   Stock and
                       or Units      Options    per Share    Option
Name                       #            #         ($/sh)     Awards
----                   --------    ----------   ---------  ----------
Robert Rosenkranz....  $73,356(2)  $     --     $     --   $2,299,955

Thomas W. Burghart...       --           --           --           --

Donald A. Sherman....       --      150,000(3)   36.0533    1,747,995
                            --       19,000(4)   34.6200      212,040

Harold F. Ilg........       --           --           --           --

Robert M. Smith, Jr..       --       15,000(5)   31.3533      151,800
                        11,163(6)        --           --      349,997

(1) The amounts indicated in the Maximum Amount column reflect the maximum possible 2006 cash incentive plan awards for the named executive officers, where applicable. The actual 2006 awards for such officers are indicated in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See "Compensation Discussion and Analysis - Cash Compensation."

(2) Class B Common Stock Share Units granted with respect to Mr. Rosenkranz's performance during 2005, which vest in three substantially equal annual installments beginning on February 8, 2007. Dividend equivalents are paid with respect to these Share Units at the same rate and at the same time as the Company's regular common stock dividends.

(3) Options for Class A Common Stock become exercisable in five equal annual installments, beginning on April 19, 2007.

(4) Options for Class A Common Stock become exercisable in five equal annual installments, beginning on June 8, 2007.

(5) Options for Class A Common Stock become exercisable in five equal annual installments, beginning on February 8, 2007.

(6) Class A Common Stock Share Units granted with respect to Mr. Smith's performance during 2005, which vest in three equal annual installments beginning on February 8, 2009. Dividend equivalents are paid with respect to these Share Units at the same rate and at the same time as the Company's regular common stock dividends.

Summary descriptions of the Company's cash and share-based incentive compensation plans follow:

ANNUAL INCENTIVE COMPENSATION PLAN

Under the Company's Annual Incentive Compensation Plan (the "Annual Incentive Plan"), its executive officers may earn annual bonus compensation contingent upon the attainment of certain pre-established performance goals adopted by the Compensation Committee in accordance with the plan's terms. The Compensation Committee may exercise negative discretion to reduce the amount that would otherwise be payable under an award by reason of the applicable performance goals having been achieved. We intend that compensation payable under the Annual Incentive Plan will constitute "qualified performance-based compensation" under
Section 162(m), and, consequently, should not be subject to its $1 million limit on deductibility thereunder. Messrs. Rosenkranz and Sherman were the participants in the Annual Incentive Plan for 2006. See "Compensation Discussion and Analysis - Cash Compensation."

LONG-TERM INCENTIVE COMPENSATION PLAN

The Amended and Restated Long-Term Performance-Based Incentive Plan (the "Long-Term Incentive Plan") for Robert Rosenkranz, the Chairman and Chief Executive Officer of the Company, is intended to provide Mr. Rosenkranz with a compensation arrangement that will reward him for his contributions to the performance of the Company and enhancement of the interests of the Company's stockholders. The Compensation Committee administers the Long-Term Incentive Plan and has the authority to determine the number of shares subject to any award, to grant awards annually as deemed appropriate in accordance with the plan and to interpret the plan.

Following each fiscal year of the Company for which the Long-Term Incentive Plan is in effect, the Compensation Committee determines whether and to what extent to grant an award for such year (including the number of shares subject to any Award it determines to grant), and the composition of such award as between restricted or deferred shares of Class B Common Stock and options to purchase Class B Common Stock, based on such criteria relating to Mr. Rosenkranz's performance, the Company's performance, the Company's stock performance and such other factors for or relating to such year as it, in its sole discretion, deems relevant or, if applicable, the extent to which Mr. Rosenkranz is entitled to an award for such Fiscal Year based on the satisfaction of the performance criteria previously established by the Compensation Committee in its sole discretion for such year.

The exercise price of options granted under the Long-Term Incentive Plan is equal to the closing price on the New York Stock Exchange of the Company's Class A Common Stock on the date of grant, and the term of the options is ten years from the date of grant. Options will become exercisable thirty days after the date of grant. Mr. Rosenkranz is entitled to receive restricted or deferred shares of Class B Common Stock awarded under the Long-Term Incentive Plan in connection with various specified events of termination of his employment, subject to the satisfaction of any supplemental vesting requirements imposed by the Compensation Committee in connection with the granting of an Award. The Long-Term Incentive Plan also provides for payments to Mr. Rosenkranz in respect of any "golden parachute" excise tax imposed with respect to Awards granted under the plan. See the "Potential Payments on Termination or Change in Control" section, beginning at page 23 below.

The Long-Term Incentive Plan will terminate on December 31, 2013.

EMPLOYEE STOCK OPTION PLANS

Second Amended and Restated Employee Stock Option Plan

The Second Amended and Restated Employee Stock Option Plan (the "Employee Option Plan") was originally adopted in 1987 and amended and restated in 1994 and in 1997. The Employee Option Plan provides for a total of 7,650,000 shares of Class A Common Stock which may be issued upon exercise of options granted thereunder. Through March 30, 2007, options for 7,570,536 shares of Class A Common Stock have been granted, net of option forfeitures and expirations. As of March 30, 2007, options covering 5,752,476 shares of Class A Common Stock have been exercised. These exercises reduced the total number of outstanding options exercisable for Class A Common Stock to 1,818,060 shares, of which options for 1,219,851 shares of Class A Common Stock were vested as of March 30, 2007. Options currently outstanding under the Employee Option Plan expire between 2008 and 2017. Options granted under the Employee Option Plan have a maximum term of ten years and become exercisable at such times and in such amounts as are determined by the Compensation Committee at the time of grant. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant, which, under the plan, is equal to the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date.

2003 Employee Long-Term Incentive and Share Award Plan

Under the Share Plan, a total of 7,250,000 shares of Class A Common Stock, including the 2,000,000 shares that would be added by the proposed amendment to such plan, are reserved for issuance upon the exercise of options, restricted shares, restricted share units (representing the right to receive shares of Class A Common Stock or cash, as applicable, at the end of the specified deferral period), and other share-based awards granted thereunder. For a description of the Share Plan and the proposed amendment thereto, see "Proposal to Increase Shares Available Under the 2003 Employee Long-Term Incentive and Share Award Plan."

As of March 30, 2007, performance-contingent incentive options for 4,162,552 shares of Class A Common Stock and 91,144 Class A Common Stock Share Units have been granted under the Share Plan. 787,500 options were vested as of March 30, 2007. Options currently outstanding under the Share Plan expire between 2013 and 2016. The Share Units that have been granted to date under the Share Plan are subject to time-vesting provisions of various durations.

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of the most recently completed fiscal year. Each outstanding award is represented by a separate row, which indicates the number of securities underlying the award.

                OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END

                                               Option Awards                                         Stock Awards
                        ---------------------------------------------------------- ------------------------------------------------
                                                                                                           Equity       Equity
                                                                                                          Incentive    Incentive
                                                     Equity                                                 Plan         Plan
                                                   Incentive                                               Awards:      Awards:
                                                      Plan                                                Number of    Market or
                                                    Awards:                                     Market     Unearned   Payout Value
                         Number of    Number of    Number of                        Number of  Value of    Shares,    of Unearned
                         Securities   Securities   Securities                       Shares or  Shares or    Units    Shares, Units
                         Underlying   Underlying   Underlying                       Units of   Units of    or Other     or Other
                        Unexercised  Unexercised  Unexercised   Option    Option   Stock that Stock that Rights that  Rights that
                        Options (#)  Options (#)    Unearned  Exercise  Expiration  Have not  Have not     have not     have not
Name                    Exercisable Unexercisable Options (#) Price ($)    Date    Vested (#) Vested ($)  Vested (#)   Vested ($)
----                    ----------- ------------- ----------- --------- ---------- ---------- ---------- ----------- -------------
Robert Rosenkranz.....    536,583          --          --      $17.0142 01/14/2008
                          536,583          --          --       21.5996 01/15/2009
                                                                                   30,000 (1) $1,213,800      --           --
                                                                                   31,257 (1)  1,264,658      --           --
                                                                                   73,356 (2)  2,967,984      --           --

Thomas W. Burghart....     22,500          --          --      $14.6667 05/22/2010
                          112,500          --     112,500 (3)   27.8733 04/22/2014
                               --          --      75,000 (4)   31.1000 12/28/2015

Donald A. Sherman.....      6,420          --          --      $17.5245 08/14/2012
                            7,668          --          --       19.5600 05/29/2013
                            5,696          --          --       26.3333 05/06/2014
                            4,038          --          --       27.8533 05/25/2015
                               --     150,000 (5)      --       36.0533 04/19/2016
                               --      19,000 (5)      --       34.6200 06/08/2016

Harold F. Ilg.........     33,750          --          --      $13.1111 01/11/2010
                           38,685          --          --       13.1111 01/11/2010
                               --          --     337,500 (6)   19.3111 05/28/2013

Robert M. Smith, Jr...     28,800          --          --      $21.5729 01/21/2009
                           18,000      27,000 (5)      --       25.8667 02/11/2014
                            3,000      12,000 (5)      --       29.4333 02/09/2015
                               --      15,000 (5)      --       31.3533 02/08/2016
                                                                                   11,598 (7) $  469,255      --           --
                                                                                   10,185 (8)    412,085      --           --
                                                                                   11,163 (9)    451,655      --           --

(1) Class B Common Stock Share Units, 30,000 of which were granted on 02/11/2004 and 31,257 of which were granted on 02/09/2005, in both cases along with other Share Units that have vested in prior years, subject to the requirement that Mr. Rosenkranz's retirement, upon which he will be entitled to receive the underlying shares, occur on or after his attainment of age 65. This requirement will be fully eliminated with respect to all of such Share Units on August 5, 2007.

(2) Class B Common Stock Share Units granted on 02/08/2006, subject to the requirement that a retirement that would otherwise entitle Mr. Rosenkranz to receive the underlying shares must occur on or after February 8, 2009. This requirement will be eliminated in three substantially equal installments, beginning on the first anniversary of the grant date.

(3) Options for Class A Common Stock granted on 04/22/2004 become exercisable only to the extent that a specified cumulative financial performance target for the 2004-2008 period is satisfied. The indicated number of options would become exercisable if such target is fully attained.

(4) Options for Class A Common Stock granted on 12/28/2005 become exercisable only to extent that a specified cumulative financial performance target for the 2004-2008 period is satisfied. The indicated number of options would become exercisable if such target is fully attained.

(5) Options for Class A Common Stock vest in equal annual installments over the first five years of their respective ten year terms.

(6) Options granted on 05/28/2003 become exercisable to the extent that a specified cumulative financial performance target for the 2003-2007 period is satisfied; otherwise, such options will be forfeited. The indicated number of options would become exercisable if such target is fully attained.

(7) Class A Common Stock Share Units granted on 02/11/2004 vest in ten equal annual installments beginning on February 9, 2010.

(8) Class A Common Stock Share Units granted on 02/09/2005 vest in ten equal annual installments beginning on February 9, 2011.

(9) Class A Common Stock Share Units granted on 02/08/2006 vest in three equal annual installments beginning on February 8, 2009.

The table below provides information relating to the number of shares of stock acquired by the named executive officers during fiscal year 2006 upon the exercise of options and the number of such officers' Share Units that vested during such year.

                    OPTION EXERCISES AND STOCK VESTED IN 2006

                              Options Awards                Stock Awards
                       ---------------------------   -------------------------
                         Number of                    Number of
                          Shares          Value         Shares        Value
                        Acquired on    Realized on   Acquired on   Realized on
Name                   Exercise (#)   Exercise ($)   Vesting (#)   Vesting ($)
----                   ------------   ------------   -----------   -----------
Robert Rosenkranz         493,392      $11,872,749          (1)        $  (1)
Thomas W. Burghart             --               --        --            --
Donald A. Sherman           7,302          142,004        --            --
Harold F. Ilg              79,970        1,704,097        --            --
Robert M. Smith, Jr.       40,739          832,239        --            --

(1) During 2006, the vesting requirements with respect to 30,000 and 31,257 of the Class B Common Stock Share Units granted to Mr. Rosenkranz on 02/11/2004 and 02/09/2005, respectively, were satisfied. However, under these units' terms, the underlying shares of Class B Common Stock, which based on the closing price of the Company's Class A Common Stock on the vesting dates, had an aggregate value of $2,305,713, will not be acquired by him until after the termination of his employment. See "Compensation Discussion and Analysis - Share-Based Compensation - Share Units." These underlying shares are included in the Aggregate Balance column of the table contained in the Nonqualified Deferred Compensation section below.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of shares of Class A Common Stock and Class B Common Stock issuable under the Company's equity compensation plans as of December 31, 2006.

                                                                        (c)
                                                                     Number of
                                                                    Securities
                                                                     Remaining
                                                                     Available
                                                                    for Future
                                        (a)            (b)        Issuance Under
                                     Number of      Weighted-         Equity
                                    Securities       average       Compensation
                                   To be Issued      Exercise    Plans (Excluding
                                   Upon Exercise     Price of       Securities
                                  of Outstanding   Outstanding       Reflected
                                      Options        Options      in Column (a))
                                  --------------   -----------   ----------------
Equity compensation plans
   approved by stockholders:
   Class A Common Stock .......      6,627,002        $23.37     2,269,752 (1) (2)
   Class B Common Stock .......      1,073,166         19.31     6,544,714 (3)
                                     ---------                   ---------
      Total ...................      7,340,168         22.78     8,814,466
                                     =========                   =========
Equity compensation plans
   not approved by
   stockholders ...............           None            --          None

(1) Of these shares, 465,025 shares of Class A Common Stock were available for purchases pursuant to the Company's Employee Stock Purchase Plan. These shares may be purchased by the employee at 85% of the market value under the terms and conditions set forth in the plan.

(2) The number of securities remaining available for future issuance is not reduced by the 17,144 Class A Common Stock Share Units and the 13,470 Class A Common Stock Share Units awarded under the Share Plan to Messrs. Sherman and Smith, respectively, relating to their performance during 2006, since these Share Units were not granted until 2007.

(3) Under the Long-Term Incentive Plan, a maximum award of up to 357,723 shares measured by reference to Stock Units, plus the Carryover Award Amount, as then effect, per year over a ten-year term may be granted. A Stock Unit consists of restricted or deferred shares of the Company's Class B Common Stock, each of which individual shares represent one Stock Unit, and options to purchase shares of Class B Common Stock, each of which individual options represents one-third of one Stock Unit. The Carryover Award Amount consists of 715,446 restricted or deferred shares and options to purchase 2,146,329 shares of Class B Common Stock. The number of securities remaining available for future issuance is not reduced by the 73,475 Class B Common Stock Share Units awarded to Mr. Rosenkranz related to his performance during 2006, since these Share Units were not granted until 2007.

                            RETIREMENT PLAN BENEFITS

The table below shows the present value of the accumulated benefits payable to the named executive officers under the RSLIC Pension Plan (the "Pension Plan"), the RSLIC Supplemental Executive Retirement Plan (the "RSLIC SERP") and the Delphi Capital Management, Inc. Pension Plan for Robert Rosenkranz (the "DCM Pension Plan"), utilizing assumptions consistent with those used for purposes of the Company's financial statements as of December 31, 2006. Descriptions of the terms of these plans follow.

                                PENSION BENEFITS
                              AS OF FISCAL YEAR END
                                DECEMBER 31, 2006

                                             Number of          Present         Payments
                                               Years            Value of         During
                                              Credited        Accumulated     Last Fiscal
Name                       Plan Name      Service (#) (3)   Benefit ($) (4)     Year ($)
----                   ----------------   ---------------   ---------------   -----------
Robert Rosenkranz      Pension Plan              19           $  509,691          $--
                       DCM Pension Plan          29            8,086,222           --
Thomas W. Burghart     Pension Plan              27              236,201           --
                       RSLIC SERP                27               77,733           --
Donald A. Sherman             (1)                  (1)                  (1)          (1)
Harold F. Ilg                 (2)                  (2)                  (2)          (2)
Robert M. Smith, Jr.   Pension Plan              13              183,589           --
                       RSLIC SERP                13              107,359           --

(1) As of December 31, 2006, Mr. Sherman had completed less than one year of service and thus was not eligible for pension benefits.

(2)  Mr. Ilg does not participate in such plans.

(3) Equals the number of years of credited service as of December 31, 2006. One year of credited service is provided for every year of employment in which 1,000 hours are completed. The years of Mr. Rosenkranz's credited service, for purposes of the DCM Pension Plan, include ten years of service provided to Rosenkranz & Company, L.P. prior to the formation of the Company.

(4) Estimated actuarial present values determined using the same assumptions and methods used in determining expense in the Company's 2006 financial statements, including, among others, a discount rate of 5.65%, the use of the 1994 Group Annuity Reserving Mortality Table, the election of a straight life annuity and the commencement of benefits at age 65. With respect to the amount indicated for Mr. Rosenkranz, $2,914,696 of such amount results from the additional years of credited service described in footnote 3 to this table.

PENSION PLAN

The Pension Plan is a noncontributory, qualified defined benefit pension plan that provides retirement and, in certain instances, death benefits to employees of RSLIC, FRSLIC and DCM.

Formula. The annual benefit under the Pension Plan at an employee's normal retirement age of 65 is determined by multiplying the employee's years of service up to 35 years by the sum of (i) 0.85% of the employee's average compensation (which, for such purpose, consists primarily of the employee's taxable income as reported on Form W-2, with certain exclusions) for the five consecutive calendar years in the last ten years of participation prior to retirement for which such average would be the highest ("Average Compensation") up to the employee's Social Security covered compensation level, (ii) 1.5% of the employee's Average Compensation in excess of the Social Security covered compensation level, and (iii) 1% of the employee's Average Compensation multiplied by the employee's years of service in excess of 35. Under the Code, compensation includible for purposes of determining benefits under the Pension Plan for 2006 was $220,000. Employees are eligible to participate in the Pension Plan following the completion of one year of service and the attainment of age 21 and generally continue to accrue benefits until termination of employment.

Vesting. Benefits vest after five years of service with RSLIC, FRSLIC and/or
DCM.

Retirement Age. A participant becomes eligible to receive benefits at the normal retirement age of 65. Early retirement at the attainment of age 55 is available to a participant with at least ten years of service. At present, Messrs. Rosenkranz and Smith satisfy these eligibility requirements. If early retirement is elected, benefits are reduced by 6.67% for each of the first five years, and 3.3% for each of the next five years, by which the retirement commencement date precedes the normal retirement age.

Forms of Benefit. Employees may elect to receive pension benefits under a single life annuity, otherwise, in the case of married employees, benefits will be distributed in the form of a 50% joint and survivor benefit. Optional forms of payment also include actuarially reduced 100% contingent annuities and life annuities with 10 years certain. The Pension Plan also provides survivor benefits to the spouses of an employee who dies with a vested benefit.

RSLIC SERP

The RSLIC SERP provides employees of RSLIC, FRSLIC and DCM with the opportunity for supplemental retirement income by increasing the amount of compensation includible for purposes of determining pension benefits above the amount permitted under the Pension Plan due to the Code limit discussed in the preceding section. The RSLIC SERP is not qualified under the Code and is unfunded. Retirement benefits under the RSLIC SERP are calculated in substantially the same manner as under the Pension Plan, except that compensation includible under the RSLIC SERP for 2006 was $ 328,860. This amount will be increased annually by the Social Security Cost of Living Adjustment in the future. The benefit payable under the Pension Plan is deducted from the benefit calculated under the RSLIC SERP. The other terms and conditions of the RSLIC SERP are substantially similar to those of the Pension Plan.

DCM PENSION PLAN

The Delphi Capital Management, Inc. Pension Plan for Robert Rosenkranz (the "DCM Pension Plan") is a nonqualified defined benefit pension plan that provides Robert Rosenkranz with retirement benefits supplemental to those furnished under the Pension Plan.

The annual benefit under the DCM Pension Plan at age 65 is determined by adding
(i) Mr. Rosenkranz's years of service (which, for this purpose, include years of service with Rosenkranz & Company, L.P. prior to the formation of the Company) up to 35 years multiplied by the sum of (a) 0.85% of his Average Compensation up to the Social Security covered compensation level and (b) 2% of his Average Compensation in excess of the Social Security covered compensation level, plus
(ii) 1% of his Average Compensation multiplied by his years of service in excess of 35, and subtracting from such sum the amount of the benefit payable to him under the Pension Plan. The DCM Pension Plan is unfunded; however, plan payments are unconditionally guaranteed by the Company under a guarantee agreement between the Company and Robert Rosenkranz. Mr. Rosenkranz does not participate in the RSLIC SERP.

The other terms and conditions of the DCM Pension Plan are substantially similar to those of the Pension Plan.

                       NONQUALIFIED DEFERRED COMPENSATION

Under the Reliance Standard Life Insurance Company Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan"), certain employees of RSLIC, FRSLIC and DCM, including the named executive officers employed by these companies, can elect on an annual basis to defer from 1% to 10% of their cash compensation to be earned during the following year, with deferred amounts, plus investment earnings thereon, to be paid in accordance with the officers' elections with regard to the timing and form of distributions following the termination of employment. Amounts deferred can be allocated to accounts that provide for investment returns comparable to those of the mutual fund options available under RSLIC's 401(k) plan. Participant accounts are funded with matching contributions equal to 50% of the amounts deferred by the participant, up to a maximum match of 4% of the participant's total compensation, reduced by the matching contributions made for the participant to the 401(k) Plan.

As part of the share-based component of the Company's compensation program, Share Units are granted to certain of the named executive officers. As discussed above, a holder of Share Units is not entitled to receive the underlying shares of Company common stock until after the termination of his employment; accordingly, the ability of the holder to realize financial benefit from his Share Units, other than dividend equivalents thereon, is deferred until such termination. See "Compensation Discussion and Analysis - Share-Based Compensation."

                          Executive         Registrant        Aggregate            Aggregate             Aggregate
                        Contributions     Contributions        Earnings          Withdrawals/             Balance
                           In Last           In Last           In Last         Distributions In           At Last
Name                   Fiscal Year ($)   Fiscal Year ($)   Fiscal Year ($)   Last Fiscal Year ($)   Fiscal Year End ($)
----                   ---------------   ---------------   ---------------   --------------------   -------------------
Robert Rosenkranz         $   --              $   --            $   --           $241,837 (1)         $31,906,756 (2)

Thomas W. Burghart         9,387 (3)           1,168               669                 --                  11,313

Donald A. Sherman             --                  --                --                 --                      --

Harold F. Ilg                 --                  --                --                 --                      --

Robert M. Smith, Jr.          --                  --             4,747             10,103 (1)           1,344,849 (4)

(1) Amounts consist of dividend equivalents paid in 2006 with respect to the applicable Share Units described in footnotes 2 and 4.

(2) Includes 653,987 vested and 134,613 unvested Class B Common Stock Share Units, as to which the underlying shares of Class B Common Stock will not be received by Mr. Rosenkranz until after the termination of this employment, assuming, in the case of the unvested units, the satisfaction of their vesting requirements. See "Compensation Discussion and Analysis - Share-Based Compensation - Share Units." The grants of these Share Units were previously reported as compensation to Mr. Rosenkranz in prior years' proxy statements in the Summary Compensation Tables for the years as to which such grants were made.

(3) The amount indicated in the Executive Contributions column is included in the Salary amount for Mr. Burghart reflected in the Summary Compensation Table.

(4) Includes, in addition to amounts deferred under the Deferred Compensation Plan, 32,946 unvested Class A Common Stock Share Units as to which the underlying shares of Class A Common Stock will not be received by Mr. Smith until after the termination of his employment, assuming the satisfaction of the units' vesting requirements. See "Compensation Discussion and Analysis
     - Share-Based Compensation - Share Units." The grants of these Share Units were previously reported as compensation to Mr. Smith in prior years' proxy statements in the Summary Compensation Tables for the years as to which such grants were made.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The Company does not have in place change of control-related severance agreements for any of its employees, including the named executive officers, nor does it have employment agreements with the named executive officers, except as described in this section. This section contains information relating to benefits that would have been payable under such agreements, and under other existing plans and arrangements, based on a hypothetical termination of the relevant named executive officer's employment on December 31, 2006. These benefits are in addition to those generally furnished to all salaried employees of the subsidiary by which the named executive officer is employed that would have applied in the event of such termination, depending on the circumstances; for example, disability and group life insurance benefits, retirement savings plan distributions and accrued vacation pay.

Under an agreement with Mr. Smith, entered into in connection with his hiring in 1994, if his employment is terminated by the Company without good and reasonable cause he will be entitled to a severance payment of six months of base salary, with such severance to be extended by up to six additional months of base salary to the extent that he does not obtain new employment during this subsequent period, plus health benefits during the severance period.

SNCC is party to an employment agreement with Mr. Ilg, the five year term of which will expire in December 2007, pursuant to which Mr. Ilg serves as the Chairman of SNCC. The agreement established a minimum base salary, provides for an annual discretionary bonus and entitles him to receive various benefits maintained for SNCC's senior executives. Under this agreement, if Mr. Ilg's employment were terminated by SNCC other than for cause or by him for good reason, he would be entitled to receive a lump sum payment equal to the total base salary amounts payable for the longer of the remaining term of the agreement or 18 months and to the continuation of medical and other welfare benefits during the longer of such periods. In addition, if his employment terminated due to death, his estate or beneficiary would be entitled to receive six months' base salary continuation.

In addition, under the terms of Mr. Ilg's performance incentive options described above (see "Compensation Discussion and Analysis - Share-Based Awards
- Options"), if his employment were terminated during the options' 2003-2007 performance period due to his death or disability, by SNCC without cause or by him with good reason, such options would vest based on SNCC's financial performance for the full period, but the number of such vested options would be pro-rated to reflect the portion of the period during which he was not employed. In addition, if an employment termination by SNCC other than for cause or by Mr. Ilg for good reason were to occur following a change of ownership of the Company, and SNCC had, at that point, satisfied its minimum financial performance requirement under his performance incentive options discussed above for the portion of the performance period then having elapsed, he would, unless the vesting of these options was then accelerated in its entirety, be entitled to receive an amount equal to the Black-Scholes value of the options. For this purpose, "change of ownership" has the same definition as described below in relation to the Share Units. In addition, for purposes of Mr. Ilg's employment agreement and performance incentive options:

     - "cause" means, as to a termination of Mr. Ilg's employment by SNCC, his (a) willful and continued failure to perform substantially his duties (other than as a result of incapacity), (b) willful misconduct which is materially injurious to SNCC, (c) material breach of such agreement, (d) being prohibited in writing by SNCC's domiciliary insurance regulator from serving as an SNCC executive officer; or (e) non-appealable conviction of or plea of nolo contendere to a felony.

     - "good reason" means, as to a voluntary termination by Mr. Ilg of his employment, (a) SNCC's having assigned to him any duties inconsistent with, or having materially diminished, his position, authority, duties or responsibilities; (b) SNCC's discontinuance of, material reduction in or diminution of participation in his employee benefits so as to materially adversely affect his benefits or compensation as a whole unless such action is applicable to all SNCC executives or plan participants, as applicable,

          (c) his having been required to be based elsewhere than SNCC's home office; (d) SNCC's material breach of the agreement; or (e) any termination by SNCC of his employment other than in accordance with the agreement.

The terms of Mr. Burghart's performance incentive options contain provisions that correspond to those of Mr. Ilg's options in relation to the employment termination events described above, but which, where relevant, relate to the financial performance of RSLIC for the 2004-2008 period. In addition, for purposes of these provisions, the definitions of "cause," "change of ownership," "disability" and "good reason" are substantially similar to those described below in relation to the Share Units.

The terms of the Company's options granted on a time-vesting basis do not provide for acceleration of their vesting due to the holder's death, disability, retirement or voluntary or involuntary termination of employment, but do provide for their full acceleration in the event of a change of ownership event with respect to the Company, which is defined as described below with respect to the Share Units.

Under the Share Units' terms, the receipt by the holder of the underlying shares of Company common stock will occur only following his termination of employment. Accordingly, to the extent that the Share Units' time-vesting requirement has then been met, the termination of a named executive officer's employment for any reason other than by the Company for cause, including a voluntary termination or retirement, will, subject to a further six-month deferral period where required by Section 409A of the Code, entitle such officer to receive the number of shares of Company Class A or Class B common stock that corresponds to the number of Share Units that had become vested at the time of such termination. In addition, each of the Share Unit awards, to the extent not then already vested, will vest in its entirety upon a change of ownership with respect to the Company or the holder's termination of employment due to death or disability, by the Company without cause or voluntary termination for good reason, as these terms as defined in the applicable award agreements and, in the case of Mr. Rosenkranz, the Long-Term Incentive Plan. For these purposes:

     - "cause" means, as to the termination by the Company of a named executive officer's employment, the officer's (a) conviction of a felony or other crime involving fraud, dishonesty or moral turpitude,
          (b) fraud with respect to the business of the Company, or (c) gross neglect of his duties.

     - a "change of ownership" occurs if (a) the current members of the Board of Directors and subsequent members who meet specified Board approval requirements cease to constitute a majority of the Board; (b) the stockholders approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, unless in any such case the Company's voting stockholders receive in the transaction voting securities representing more than 60% of the voting power of the surviving or transferee entity; or (c) the stockholders approve a plan of complete liquidation of the Company.

     - "disability" means an illness, injury, accident or condition causing the named executive officer to be unable to substantially perform the duties and responsibilities of his position for 180 days during a period of 365 consecutive calendar days.

     - "good reason" means, as to a named executive officer's voluntary termination of employment: (a) failure to reelect him to his officer position (except for termination for cause or due to disability); (b) reduction in the officer's base salary; (c) the failure to continue in effect any retirement, life insurance, medical insurance or disability plan unless substantially comparable benefits are provided; (d) an involuntary termination of the officer's employment for cause that is not effected in compliance with specified procedural requirements or
          (e) in the case of Mr. Rosenkranz only, the termination of employment to enter public service.

In addition, the terms of the Share Units, as well as the options granted to Mr. Rosenkranz under the Long-Term Incentive Plan, entitle the holder to receive payment in respect of any "golden parachute" excise tax imposed by Section 4999 of the Code in respect of the vesting of such units or options due to a change of control as described in Section 280G of the Code in order to adjust, on an after-tax basis, for the amount of any such tax. Under these terms, no such payments would have been required with respect to a change of ownership event having occurred at December 31, 2006.

The table below reflects the estimated amounts of the compensation and benefits that would have been payable to the named executive officers under the plans and arrangements described in this section in the various events of termination of employment specified in the table's columns. The amounts shown assume that such terminations were effective as of December 31, 2006, and thus include only amounts and awards having been earned or received through this date. The actual amounts that would be paid to a named executive officer upon termination of employment would be determined only at the time of such termination.

                                           Involuntary     Involuntary
                                               Not           For Good
                                            For Cause         Reason        Change of
                                           Termination     Termination      Ownership      Disability       Death
                                           -----------     -----------     ----------     ------------   ----------
ROBERT ROSENKRANZ:
   Share Unit Vesting Acceleration .....    $5,446,442      $5,446,442     $5,446,442     $5,446,442     $5,446,442

THOMAS W. BURGHART
   Black-Scholes Option Payment ........            --              --      2,325,750(1)          --             --
   Post-Employment Option Vesting ......     1,270,802(2)    1,270,802(2)          --      1,270,802(2)   1,270,802(2)

DONALD A. SHERMAN
   Option Vesting Acceleration .........            --              --        771,961             --             --

HAROLD F. ILG
   Cash Severance ......................       765,768         765,768             --             --        255,256
   Black-Scholes Option Payment ........            --              --      7,330,500(3)          --             --
   Post-Employment Option Vesting ......     5,710,203(4)    5,710,203(4)          --      5,710,203(4)   5,710,203(4)
   Health and Welfare Benefits .........        32,375          32,375             --             --             --

ROBERT M. SMITH, JR
   Cash Severance ......................       410,000(5)           --             --             --             --
   Option Vesting Acceleration .........            --              --        662,940             --             --
   Share Unit Vesting Acceleration .....     1,332,995       1,332,995      1,332,995      1,332,995      1,332,995
   Health and Welfare Benefits .........         8,220(5)           --             --             --             --

(1) Amount assumes the occurrence of a change of ownership event followed by the termination of Mr. Burghart's employment without cause or his voluntary termination of employment with good reason, all occurring on December 31, 2006, in connection with which the vesting of his performance incentive options was not accelerated in full.

(2) Amount reflects the intrinsic value of Mr. Burghart's performance incentive options at December 31, 2006 that would be received following the conclusion of RSLIC's 2004-2008 performance period, assuming the full satisfaction by RSLIC of its specified cumulative financial performance target for such period.

(3) Amount assumes the occurrence of a change of ownership event followed by the termination of Mr. Ilg's employment without cause or his voluntary termination of employment with good reason, all occurring on December 31, 2006, in connection with which the vesting of his performance incentive options was not accelerated in full.

(4) Amount reflects the intrinsic value of Mr. Ilg's performance incentive options at December 31, 2006 that would be received following the conclusion of SNCC's 2003-2007 performance period, assuming the full satisfaction by SNCC of its specified cumulative financial performance target for such period.

(5)  Amount assumes the maximum twelve month severance period.

DIRECTORS' COMPENSATION

The following table sets forth compensation paid by the Company to the non-employee directors of the Company during 2006.

                               Fees                                Non-Equity    Nonqualified
                            Earned or                               Incentive      Deferred
                             Paid in       Stock       Option         Plan       Compensation       All Other
                             Cash (1)   Awards (2)   Awards (3)   Compensation     Earnings     Compensation (4)     Total
Name                            $            $            $             $              $                $              $
----                        ---------   ----------   ----------   ------------   ------------   ----------------   --------
Kevin R. Brine ..........    $64,750      $    --     $ 76,233         $--            $--            $40,000       $180,983

Edward A. Fox ...........     56,750           --      121,826          --             --             39,260        217,836

Steven A. Hirsh .........     61,750           --       64,829          --             --              8,000        134,579

James M. Litvack ........     61,750           --       59,897          --             --             13,900        135,547

James N. Meehan .........     68,500       52,919       41,856          --             --                 --        163,275

Philip R. O'Connor ......     66,500           --       88,763          --             --             18,200        173,463

Donald A. Sherman .......        750           --             (5)       --             --                 --            750

Robert F. Wright ........     58,250           --       59,897          --             --             19,000        137,647

(1) Fees earned reflect the amount of cash forgone by the director in respect of the annual retainer for Board service, where applicable, in addition to Board and committee meeting fees. As discussed below, outside directors have the ability to elect to receive options or restricted shares, in lieu of cash, in payment of the annual retainer. Pursuant to the advance elections made for 2006, on May 4, 2006, the following directors received options to purchase Class A Common Stock in lieu of all or part of their annual retainers in the following amounts: Messrs. Brine and O'Connor - 4,328 options; Mr. Hirsh - 2,597 options; and Messrs. Litvack and Wright - 2,163 options. The exercise price under such options is $34.67. In addition, pursuant to his advance election made for 2006, Mr. Meehan received 1,443 restricted shares of Class A Common Stock on the same date. Further information relating to the terms of these options and restricted shares is contained in the discussion below.

(2) Represents compensation costs for financial reporting purposes for the year according to SFAS 123R. See Notes A and M to the Consolidated Financial Statements in the 2006 Annual Report on Form 10-K for the assumptions made in determining SFAS 123R values. These amounts do not necessarily reflect the values that will ultimately be realized with respect to these awards. At December 31, 2006, Mr. Meehan held 722 unvested restricted shares with a grant date fair value of $34.67.

(3) Represents compensation costs for financial reporting purposes for the year according to SFAS 123R. See Notes A and M to the Consolidated Financial Statements in the 2006 Annual Report on Form 10-K for the assumptions made in determining SFAS 123R values. These amounts do not necessarily reflect the values that will ultimately be realized with respect to these awards. At December 31, 2006, the aggregate number of options under awards granted in 2006 and prior years was: Mr. Brine - 33,920; Mr. Fox -189,698; Mr. Hirsh - 27,185; Mr. Litvack - 26,394; Mr. Meehan - 43,870; Mr. O'Connor - 53,633; and Mr. Wright - 26,394. The SFAS 123R grant date fair value was $11.27 for options granted in 2006.

(4) Includes Company matches of charitable gifts under the program discussed below.

(5) The Company's compensation costs for financial reporting purposes for the year according to SFAS 123R relating to options received by Mr. Sherman in his former capacity as an outside director, including the reversal of previously accrued expenses due to the forfeiture of certain of these options, are reflected in the amount set forth for him in the Option Awards column of the Summary Compensation Table, rather than in this table.

The Company pays its directors who are not officers or employees of the Company or any of the Company's affiliates (each, an "outside director") annual compensation consisting of options to purchase Class A Common Stock, restricted shares of Class A Common Stock or cash in an amount as described in the following sentence (the "Annual Retainer"), and a fee of $750 plus expenses for each Board of Directors or committee meeting attended, except that the fee is $1,000 for Audit Committee meetings. The amount of the Annual Retainer, if paid in cash, for an outside director who has not previously served as an officer or employee of the Company or any of its subsidiaries, is $50,000, and for an outside director who has so served, is $25,000. In addition to option or restricted share grants in respect of the Annual Retainer, outside directors also receive certain option grants on an annual formulaic basis and are eligible to receive grants of options at such times and in such amounts as are determined by the committee consisting of the full Board of Directors of the Company in its discretion. All of these grants are made pursuant to the Second Amended and Restated Directors Stock Plan (the "Directors Stock Plan").

The Directors Stock Plan was adopted in 1994, amended and restated in 1997 and in 2003 and was further amended in February 2007. Under the Directors Stock Plan, each outside director in office on the business day following the Company's Annual Meeting of Stockholders is granted options to purchase shares of Class A Common Stock. Prior to the 2007 amendment, the number of options was determined pursuant to the following formula: number of options = 5,963 multiplied by [1+(.125 multiplied by the number of calendar years of continuous service of such outside director to that point, including any portion of a calendar year of service as a full year)]. The 2007 amendment replaced this formula with the following: number of options = (a) $100,000 multiplied by three, divided by (b) the fair market value of a share of Class A Common Stock of the Company on the business day following each Annual Meeting of Stockholders. This formula assumes that the value of an option on the Company's stock is equal to one-third of the value of a share of such stock. The option exercise price is the closing price per share of the Class A Common Stock, as reported through the New York Stock Exchange on the grant date. Options granted prior to 2007 vest in five equal annual installments so long as the director continues to serve on the Board, commencing on the first anniversary of the date of the grant. Options granted in 2007 and after will vest in three equal annual installments, beginning on May 1st of the year following the year in which the grant is made, and will vest in their entirety upon the death or disability of a director then serving on the Board. All options have a term of ten years from the date of grant.

The Directors Stock Plan also provides for the Annual Retainer to be paid through the grant of options, unless such director elects in advance to receive the Annual Retainer in cash or in restricted shares. Options (or, if elected by the outside director, restricted shares) are granted on the first business day following the date on which each outside director is elected, reelected or appointed. The number of options granted is equal to (a) three times the director's Annual Retainer for the applicable period divided by (b) the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange on the grant date, and the exercise price is equal to such closing price. If restricted shares are elected by an outside director, the number of restricted shares granted is equal to the nearest number of whole shares determined by dividing the Annual Retainer by such closing price on the date of grant. Options or restricted shares granted vest in four quarterly installments and options expire ten years from the date of grant. The number of options or restricted shares that an outside director may receive in respect of the Annual Retainer is dependent upon the time at which such director is elected and the closing price of the Class A Common Stock on the date of grant and, therefore, is not determinable in advance.

In addition to the formulaic annual option grants under the Directors Stock Plan, as described above, a committee consisting of the full Board of Directors of the Company may make grants of options to outside directors at such times and in such amounts as are determined by such committee in its discretion. As is the case for options granted under the formulaic provisions of the plan, the exercise price for any options granted under this provision is the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for the grant date and such options expire ten years from the date of grant. Grants under this provision are made primarily in situations where the formulaic provisions would not effectively operate; for example, where a new outside director joins the Board on a date other than the annual grant date.

The Company has a matching charitable gifts program for its outside directors under which the Company matches, on a two-to-one basis, charitable contributions made by the director to qualified educational institutions and institutions dedicated to the advancement of the arts, under which the maximum amount of the Company's matching contributions for any one director in any calendar year is $40,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has since 2004 had in place a review policy for related party transactions, and, in February 2007, amended such policy in certain respects. Under this policy, such transactions are subject to a prior review and approval process under which such transactions are initially reviewed by the Governance Committee. If, based on this review, this committee recommends to the full Board that the transaction be approved, such recommendation is submitted to the Board for consideration and, if deemed appropriate, acceptance. Such acceptance requires the affirmative vote of a majority of the disinterested directors. In addition, under the policy, existing related party transactions are subject to ongoing review by the Governance Committee and the Board on at least an annual basis. This policy is available on the Company's website (www.delphifin.com/corp_governance) and in print to any shareholder upon request. All related party transactions in effect have either been pre-approved under such policy or, where entered into before the adoption of such policy, have received periodic review under the policy.

Pursuant to two consulting agreements, RSLIC and the Company pay to Rosenkranz Asset Managers LLC ("RAM"), a wholly owned subsidiary of Rosenkranz & Company, L.P., fees associated with the formulation of the investment and other strategies for the Company and its subsidiaries. These fees amounted to $6.0 million for the year ended December 31, 2006; of such amount, $3.7 million was earned by Mr. Rosenkranz due to his direct and indirect financial interests in Rosenkranz & Company, L.P. These fees generally increase at an annual rate of 10% and are expected to be $6.6 million for calendar year 2007. The Company believes that the fees charged under these agreements are comparable to fees charged by unaffiliated third parties for consulting services of considerably narrower scope than the services provided thereunder. Pursuant to an expense allocation agreement, a subsidiary of the Company received periodic payments from RAM, Acorn Partners, L.P. and various other entities in which Mr. Rosenkranz has direct and indirect personal beneficial interests, in respect of expenses associated with certain shared office space, facilities and personnel. The total amount of these payments for 2006 was $8.1 million. In addition, RAM made payments to Messrs. Sherman and Chad Coulter, the Company's Senior Vice President, Secretary and General Counsel, in the amounts of $400,000 and $200,000, respectively, in respect of services rendered by them during 2006 to various entities other than the Company in which Mr. Rosenkranz has financial interests. During 2006, a subsidiary of the Company maintained investment management arrangements pursuant to a discrete investment program with entities of which Mr. Rosenkranz and his related entities own a substantial majority of the financial interests. Under such arrangements, management and performance-based fees are paid to such entities, which also provide similar services to unaffiliated third parties on comparable terms. The Company believes that such fees, which totaled $2.0 million for 2006, are comparable to fees charged by unaffiliated third parties in connection with similar investment programs. As of December 31, 2006, the amount invested under such arrangements was $67.9 million. An additional investment in the amount of $33.0 million was made in January 2007. Also during 2006, subsidiaries of the Company maintained limited partner investments in an investment partnership whose general partners are controlled and beneficially owned by Mr. Rosenkranz. The amount of such investments, as of December 31, 2006, totaled $25.2 million. The partnership has waived, as to the Company's subsidiaries, the imposition of all fees that otherwise apply to investments by its limited partners.

                             AUDIT COMMITTEE REPORT

During 2006, the Audit Committee approved the selection of the Company's independent auditor, Ernst & Young LLP, to audit the Company's consolidated financial statements. The Audit Committee discussed with the Company's independent and internal auditors the overall scope and plans for their respective audits, and regularly met with such auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls, the progress and results of management's assessment of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and such other matters as the Audit Committee deemed appropriate.

The Audit Committee met with management and the independent auditor to review and discuss the Company's audited consolidated financial statements for the fiscal year ended December 31, 2006, and discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Audit Committee discussed with the independent auditor the auditor's independence, including the matters contained in the written disclosures and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee considered whether the provision of non-audit services to the Company was compatible with maintaining the auditor's independence and also reviewed the amount of fees paid to the independent auditor for audit and non-audit services. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

James N. Meehan, Chairman
Kevin R. Brine
Steven A. Hirsh
James M. Litvack

                               INDEPENDENT AUDITOR

The Audit Committee engaged the firm of Ernst & Young LLP to serve as the Company's independent auditor for 2006 and 2007. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires.

For 2006 and 2005, Ernst & Young LLP billed the Company for the following professional services:

Audit Fees. Fees for audit services were $2,077,000 in 2006 and $1,994,000 in 2005, including fees associated with the annual audit and the audit of internal control over financial reporting, reviews of the condensed financial statements included in the Company's quarterly reports on Form 10-Q and statutory audits required for the Company's insurance subsidiaries.

Audit-Related Fees. Fees for audit-related services were $151,000 in 2006 and $175,000 in 2005.

Tax Fees. Fees for tax services, including tax compliance, advice and planning, were $67,000 in 2006 and $117, 000 in 2005.

All Other Fees. Services other than the types described above that were rendered by Ernst & Young LLP, primarily advisory services for actuarial software, were $20,000 in 2006 and $0 in 2005.

Audit and Non-audit Services Pre-approval Policy. The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the Company's independent auditor. The policy requires that the Audit Committee pre-approve all services to be performed by the independent auditor, including audit services, audit-related services, tax services and permitted non-audit services. Pursuant to such policy, the annual audit engagement terms and fees are subject to the specific pre-approval of the Audit Committee, and such committee periodically pre-approves fee levels or budget amounts for specifically enumerated categories of other services. The term of any such pre-approval is 12 months from the date thereof, unless the Audit Committee specifically provides for a different period. Services not falling within such categories of pre-approved services require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members, and has presently delegated such authority to its Chairman. The Audit Committee pre-approved all services provided by Ernst & Young LLP during 2006 and 2005.

                         FINANCIAL STATEMENTS AVAILABLE

Consolidated financial statements for Delphi Financial Group, Inc. are included in the Company's 2006 Annual Report on Form 10-K for the year ended December 31, 2006, which is being mailed together with this Proxy Statement. Additional copies of the Form 10-K and the Annual Report to Stockholders may be obtained without charge by submitting a written request to the Investor Relations Department, Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, based solely on its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934 and written representations that no other reports were required for such persons, all persons subject to these reporting requirements filed the required reports on a timely basis, except that Robert M. Smith, Jr., the Company's Executive Vice President, inadvertently did not file in a timely manner a Form 4 report with respect to a transaction by an immediate family member.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company at 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899, by December 1, 2007.

                                        By Order of the Board of Directors,


                                        /s/ ROBERT ROSENKRANZ
                                        ----------------------------------------
                                        Robert Rosenkranz
                                        Chairman of the Board

                                                                      APPENDIX A

                          DELPHI FINANCIAL GROUP, INC.

             2003 EMPLOYEE LONG-TERM INCENTIVE AND SHARE AWARD PLAN

1.   PURPOSES

The purposes of the 2003 Long-Term Incentive and Share Award Plan are to advance the interests of Delphi Financial Group, Inc. and its shareholders by providing a means to attract, retain, and motivate employees of the Company and its Subsidiaries and Affiliates and other participants upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2.   DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "AFFILIATE" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 30% of the combined voting power of all classes of stock of such entity or at least 30% of the ownership interests in such entity.

     (b) "AWARD" means any Option, Restricted Share, Restricted Share Unit, or Other Share-Based Award granted to an Eligible Person under the Plan.

     (c) "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing an Award.

     (d) "BOARD" means the Board of Directors of the Company.

     (e) "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

     (f) "COMMITTEE" means the Stock Option and Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an "outside director" within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

     (g) "COMPANY" means Delphi Financial Group, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

     (h) "ELIGIBLE PERSON" means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) another individual who, in the Committee's judgment, can make substantial contributions to the long-term profitability and value of the Company, its Subsidiaries or Affiliates. Notwithstanding any provision of this Plan to the contrary, an Award may be granted to an employee, in connection with his or her hiring, prior to the date the employee first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee first performs such services

     (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

     (j) "FAIR MARKET VALUE" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the applicable date (or, if the Shares were not traded on that day, the next preceding day on which the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially reported on such exchange.

     (k) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     (l) "NQSO" means any Option that is not an ISO.

     (m) "OPTION" means a right, granted under Section 5(b), to purchase Shares.

     (n) "OTHER SHARE-BASED AWARD" means a right, granted under Section 5(e), that relates to or is valued by reference to Shares.

     (o) "PARTICIPANT" means an Eligible Person who has been granted an Award under the Plan.

     (p) "PLAN" means this 2003 Employee Long-Term Incentive and Share Award
Plan.

     (q) "RESTRICTED SHARES" means an Award of Shares under Section 5(c) that may be subject to certain restrictions and to a risk of forfeiture.

     (r) "RESTRICTED SHARE UNIT" means a right, granted under Section 5(d), to receive Shares or cash at the end of a specified deferral period.

     (s) "RULE 16B-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (t) "SHARES" means Class A common stock, $.01 par value per share, of the Company.

     (u) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.   ADMINISTRATION

     (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

          (i) to select Eligible Persons to whom Awards may be granted;

          (ii) to designate Affiliates;

          (iii) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

          (iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

          (v) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

          (vi) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

          (vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

          (ix) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

          (x) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

          (xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including but not limited to the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or employees of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions.

     (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     (d) LIMITATION ON COMMITTEE'S DISCRETION. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such qualified performance-based compensation.

4.   SHARES SUBJECT TO THE PLAN

     (a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 7,250,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan and the number of shares to which outstanding Awards then relate, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

     (b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options may be granted during a calendar year to any Eligible Person under this Plan shall be 1,125,000 Shares, and (ii) with respect to Restricted Shares, Restricted Share Units or Other Share-Based Awards intended to qualify as qualified performance-based compensation within the meaning of Section 162(m) of the Code, shall be the equivalent of 337,500 Shares during a calendar year to any Eligible Person under this Plan.

     (c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares or the value thereof such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, including but not limited to the adjustment, in such manner as it may deem equitable, of any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, subject to the limitations set forth in Section 3(d) and Section 7 hereof, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

     (d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.   SPECIFIC TERMS OF AWARDS

     (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

     (b) OPTIONS. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

          (i) EXERCISE PRICE. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

          (ii) OPTION TERM AND EXERCISE PERIOD. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option. The last day of the term of an Option shall be referred to herein as its "Expiration Date." Subject to Sections 5(b)(iii) through 5(b)(vi), Options may be exercised by a Participant only for so long as such Participant is employed by the Company.

          (iii) TERMINATION OF EMPLOYMENT EXCEPT BY DEATH, DISABILITY OR DISCHARGE FOR CAUSE. Unless otherwise specified in an Award Agreement, in the event that the employment of a Participant by the Company, its Subsidiaries or Affiliates shall terminate for any reason other than death, disability, or discharge for cause, Options may be exercised only within ninety (90) days after such termination of employment or such longer period as may be established by the Committee at the time of grant or thereafter, but (unless otherwise determined by the Committee) only to the extent such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. Any portion of the Option which was not exercisable on such last day shall expire immediately. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (iv) DEATH OR DISABILITY. Unless otherwise specified in an Award Agreement, in the event a Participant shall die or become disabled while in the employ of the Company, a Subsidiary or an Affiliate, Options may be exercised at any time within one (1) year after the Participant's death or disability or such longer period as may be established by the Committee at the time of grant or thereafter, but (unless otherwise determined by the Committee) only to the extent that such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. During such one-year period, the Option may be exercised by the Participant or a representative, or in the case of death, by the executors or administrators of the Participant or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. Whether a Participant shall have become disabled for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (v) DISCHARGE FOR CAUSE. If a Participant is discharged for cause, all unexercised Options shall terminate as of the date of discharge. Whether a Participant is discharged for cause for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (vi) RETIREMENT. Notwithstanding the provisions of Section 5(b)(iii) hereof, the Committee may, at the time of grant of an Option or thereafter, permit the Participant to exercise Options up to one (1) year following the Participant's retirement under the Company's, its Subsidiary's or its Affiliate's, as applicable, retirement policy or such longer period as may be established by the Committee at the time of grant or thereafter; provided that in no event may an Option be exercised after its Expiration Date.

          (vii) NON-EMPLOYEE OPTIONEES. Section 5(b)(ii) (except for the first sentence thereof) through (vi) shall not apply with respect to Options having been granted to a Participant who is not an employee of the Company, a Subsidiary, or an Affiliate (a "Non-Employee Optionee"). In the case of any such Options, the Award Agreement shall set forth the applicable limitations on the exercisability thereof, and the effect on such exercisability of death, disability and any other events provided for therein, at the time of grant or thereafter.

          (viii) RIGHT OF COMPANY. In the case of a termination of an Optionee's employment by reason of death, disability, retirement or discharge other than for cause (or, in the case of a Non-Employee Optionee, to the extent provided in the Award Agreement at the time of grant or thereafter) the Company may, but is not obligated to, purchase unexercised Options held by such Participant and pay such person the amount of cash equal to (i) the aggregate Fair Market Value of the Shares underlying such Option (to the extent that such Options would have been exercisable by the Participant upon termination of employment) as of the date of termination of employment (or, in the case of a Non-Employee Optionee, the date provided in the Award Agreement at the time of grant or thereafter), less (ii) the aggregate exercise price under such option.

          (ix) TIME AND METHOD OF EXERCISE. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, unless otherwise determined by the Committee that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

          (x) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

     (c) RESTRICTED SHARES. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

          (i) ISSUANCE AND RESTRICTIONS. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If Restricted Shares are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, such Restricted Shares shall be issued in accordance with the provisions of Section 7 below.

          (ii) FORFEITURE. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

          (iii) CERTIFICATES FOR SHARES. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

          (iv) DIVIDENDS. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

     (d) RESTRICTED SHARE UNITS. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

          (i) AWARD AND RESTRICTIONS. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If Restricted Share Units are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, such Restricted Share Units shall be issued in accordance with the provisions of Section 7 below.

          (ii) FORFEITURE. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

     (e) OTHER SHARE-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 5(e) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(e).

6.   CERTAIN PROVISIONS APPLICABLE TO AWARDS

     (a) STAND-ALONE, ADDITIONAL, TANDEM AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

     (b) TERM OF AWARDS. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     (c) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

     (d) NONTRANSFERABILITY. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

     (e) NONCOMPETITION. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.   PERFORMANCE AWARDS GRANTED TO DESIGNATED PARTICIPANTS

     (a) GENERAL. If the Committee determines that an award of Restricted Shares or Restricted Share Units or an Other Share-Based Award to be granted to a Participant should qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such an Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7.

     (b) PERFORMANCE GOALS GENERALLY. The performance goals for such Awards ("Performance Awards") shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     (c) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: appreciation in value of the Shares; total shareholder return; operating income or earnings; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings per share and/or growth thereof; revenues; expenses (including expense ratio); loss ratio; combined ratio; new business production; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; or net profit margin; or any of the above criteria as compared to the performance of a published or special index or benchmark deemed applicable by the Committee.

     (d) PERFORMANCE PERIOD; TIMING FOR ESTABLISHED PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "qualified performance-based compensation" under Section 162(m) of the Code.

     (e) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Shares or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7.

     (f) WRITTEN DETERMINATION. All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 7 shall be made in writing in the case of any award intended to qualify under Section 162(m) of the Code.

8.   CHANGE OF OWNERSHIP PROVISIONS

     (a) ACCELERATION OF EXERCISABILITY AND LAPSE OF RESTRICTIONS. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Ownership, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Ownership, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Ownership.

     (b) DEFINITION OF CHANGE OF OWNERSHIP. For purposes of this Section 8, a "Change of Ownership" shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is
(A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or
(3) if the stockholders of the Company approve a plan of complete liquidation of the Company.

9.   GENERAL PROVISIONS

     (a) COMPLIANCE WITH LEGAL AND TRADING REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

     (b) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken thereunder shall be construed as giving anyone the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate anyone's employment or service at any time.

     (c) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

     (d) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants; provided, however, that any such amendment, alteration, suspension, discontinuance or termination shall be subject to the approval of the Company's shareholders (i) if, and to the extent, required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (ii) as it applies to ISOs, to the extent required under Section 422 of the Code. Notwithstanding the foregoing, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

     (e) NO RIGHTS TO AWARDS; NO SHAREHOLDER RIGHTS. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

     (f) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (g) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt or utilize such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (h) NOT COMPENSATION FOR BENEFIT PLANS. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company unless the Company, a Subsidiary or Affiliate shall determine otherwise.

     (i) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Delaware, without giving effect to principles of conflict of laws thereof.

     (k) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of April 1, 2003 (the "Effective Date"), subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

     (l) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                             [DELPHI FINANCIAL LOGO]

Dear Stockholder,

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign, detach and return the card in the enclosed postage paid envelope.

Your card must be received prior to the 2007 Annual Meeting of Stockholders, scheduled to be held on May 8, 2007.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


/S/ ROBERT ROSENKRANZ
-------------------------------------
Robert Rosenkranz
Chairman of the Board

                              FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELPHI FINANCIAL GROUP, INC. and, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees for Director and "FOR" Proposals 2 and 3. The Board of Directors recommends a vote "FOR" all nominees for Director and "FOR" Proposals 2 and 3.


                                        SIGNED:
                                                --------------------------------


                                        SIGNED:
                                                --------------------------------

                                        Please sign exactly as your name(s)
                                        appear(s) hereon. Joint owners should
                                        each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

                                        DATED:
                                               ---------------------------------

                                        IMPORTANT: Please mark, sign and date
                                                   this proxy and return it
                                                   promptly in the enclosed
                                                   envelope. No postage is
                                                   required if mailed in the
                                                   United States.

                              FOLD AND DETACH HERE

                          DELPHI FINANCIAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELPHI FINANCIAL
                                   GROUP, INC.

The undersigned stockholder hereby appoints Robert Rosenkranz and Donald A. Sherman, or either of them, as attorneys or proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote in the manner designated below (or, if no designation is made, as provided on the reverse side of this card), all of the shares of Class A Common Stock of Delphi Financial Group, Inc. (the "Company") held of record by the undersigned at the close of business on March 30, 2007 at the Company's 2007 Annual Meeting of Stockholders scheduled to be held on May 8, 2007 at 10:00 a.m., EDT, or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Notice of Annual Meeting of Stockholders and Proxy Statement dated April 10, 2007, and grants authority to each of said proxies or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead.

1.   Election of Directors.

[ ] FOR all nominees listed             [ ] WITHHOLD AUTHORITY to vote
    (except as written on the space         for all nominees listed below
    provided below)

Class A Director: Philip R. O'Connor

Directors: Robert Rosenkranz   Donald A. Sherman      Kevin R. Brine     Lawrence E. Daurelle
           Edward A. Fox       Steven A. Hirsh        Harold F. Ilg      James M. Litvack
           James N. Meehan     Robert M. Smith, Jr.   Robert F. Wright

INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.

2. Approval of the amendment to the 2003 Employee Long-Term Incentive and Share Award Plan to increase the number of shares available thereunder.

[ ] FOR                            [ ] AGAINST                       [ ] ABSTAIN

3. To transact such other business as properly comes before the meeting or any adjournment thereof.

[ ] FOR                            [ ] AGAINST                       [ ] ABSTAIN